                                                                  Exhibit 4.21




           SECOND MASTER MOTOR VEHICLE LEASE AND SERVICING AGREEMENT
                         dated as of December 20, 1996


                                    between


               NATIONAL CAR RENTAL FINANCING LIMITED PARTNERSHIP,
                                 as Lessor, and


                       NATIONAL CAR RENTAL SYSTEM, INC.,
                             as Lessee and Servicer



AS SET FORTH IN SECTION 21 HEREOF, LESSOR HAS ASSIGNED TO THE TRUSTEE (AS DEFINED HEREIN) ALL OF LESSOR'S RIGHT, TITLE AND INTEREST IN AND TO THIS LEASE. TO THE EXTENT, IF ANY, THAT THIS LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION) NO SECURITY INTEREST IN THIS LEASE MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE ORIGINAL EXECUTED COUNTERPART, WHICH SHALL BE IDENTIFIED AS THE COUNTERPART CONTAINING THE RECEIPT THEREFOR EXECUTED BY THE TRUSTEE ON THE SIGNATURE PAGE THEREOF.

                               TABLE OF CONTENTS

                                                                                                                     Page
SECTION 1.  CERTAIN DEFINITIONS .....................................................................................   1
         Section 1.1.  Certain Definitions  .........................................................................   1
         Section 1.2.  Accounting and Financial Determinations  .....................................................   2
         Section 1.3.  Cross References; Headings ...................................................................   2
         Section 1.4.  Interpretation ...............................................................................   2

SECTION 2.  GENERAL AGREEMENT .......................................................................................   3
         Section 2.1.  Leasing of Vehicles  .........................................................................   4
         Section 2.2.  Right of Lessee to Act as Lessor's Agent .....................................................   4
         Section 2.3.  Payment of Purchase Price by Lessor; Certain Additional Payments
                 to the Servicer  ...................................................................................   5
         Section 2.4.  Non-liability of Lessor  .....................................................................   5

SECTION 3.  TERM  ...................................................................................................   6
         Section 3.1.  Vehicle Lease Commencement Date  .............................................................   6
         Section 3.2.  Lease Commencement Date  .....................................................................   6

SECTION 4.  CONDITIONS PRECEDENT  ...................................................................................   6
         Section 4.1.  No Default ...................................................................................   7
         Section 4.2.  Funding  .....................................................................................   7
         Section 4.3.  Other Conditions .............................................................................   7

SECTION 5.  RENT AND CHARGES  .......................................................................................   7
         Section 5.1.  Payment of Rent  .............................................................................   7
         Section 5.2.  Payment of Monthly Supplemental Payment  .....................................................   7
         Section 5.3.  Payment of Termination Payments, Casualty Payments, and Late
                 Return Payments  ...................................................................................   7
         Section 5.4.  Late Payment .................................................................................   7
         Section 5.5.  Making of Payments ...........................................................................   8


SECTION 6.  TERMINATION OF LOAN AGREEMENT.  .........................................................................   8

SECTION 7.  CASUALTY AND INELIGIBLE AND OTHER VEHICLE OBLIGATION  ...................................................   8

SECTION 8.  VEHICLE USE .............................................................................................   9

SECTION 9.  REGISTRATION; LICENSE; TRAFFIC SUMMONSES; PENALTIES AND FINES ...........................................  10

SECTION 10.  MAINTENANCE AND REPAIRS  ...............................................................................  11

SECTION 11.  VEHICLE WARRANTIES .....................................................................................  11

SECTION 12.  VEHICLE USAGE REQUIREMENTS AND DISPOSITION .............................................................  11
         Section 12.1.  Usage .......................................................................................  11
         Section 12.2.  Disposition Procedure .......................................................................  12
         Section 12.3.  Termination Payments  .......................................................................  12

SECTION 13.  LATE RETURN PAYMENTS ...................................................................................  12

SECTION 14.  RESERVED ...............................................................................................  13

SECTION 15.  GENERAL INDEMNITY  .....................................................................................  13
         Section 15.1.  Indemnity of the Lessor .....................................................................  13
         Section 15.2.  Indemnification of the Trustee  .............................................................  15
         Section 15.3.  Reimbursement Obligation by the Lessee  .....................................................  15
         Section 15.4.  Notice to Lessee of Claims  .................................................................  16
         Section 15.5.  Defense of Claims ...........................................................................  16

SECTION 16.  SUCCESSORS AND ASSIGNS; ASSIGNMENT .....................................................................  16

SECTION 17.  DEFAULT AND REMEDIES THEREFOR  .........................................................................  17
         Section 17.1.  Events of Default ...........................................................................  17
         Section 17.2.  Effect of Lease Event of Default, etc.  .....................................................  18
         Section 17.3.  Rights of Lessor, Trustee and NFC Collateral Agent Upon Lease
                 Event of Default, Liquidation Event of Default or Series 1996-2 Limited
                 Liquidation Event of Default .......................................................................  19
         Section 17.4.  Measure of Damages  .........................................................................  22
         Section 17.5.  Application of Proceeds .....................................................................  23

SECTION 18.  CERTAIN LIMITED AMORTIZATION EVENTS  ...................................................................  23

SECTION 19.  CERTIFICATION OF TRADE OR BUSINESS USE .................................................................  24

SECTION 20.  SURVIVAL ...............................................................................................  24

SECTION 21.  RIGHTS OF LESSOR PLEDGED TO MASTER COLLATERAL AGENT,
         TRUSTEE AND NFC COLLATERAL AGENT ...........................................................................  24

SECTION 22.  MODIFICATION AND SEVERABILITY  .........................................................................  26

SECTION 23.  CERTAIN REPRESENTATIONS AND WARRANTIES .................................................................  27
         Section 23.1.  Organization; Ownership; Power; Qualification ...............................................  27
         Section 23.2.  Authorization: Enforceability ...............................................................  27
         Section 23.3.  Compliance  .................................................................................  28
         Section 23.4.  Financial Information; Financial Condition  .................................................  28
         Section 23.5.  Litigation  .................................................................................  28
         Section 23.6.  Liens .......................................................................................  29
         Section 23.7.  Employee Benefit Plans  .....................................................................  29

         Section 23.8.  Investment Company Act  .....................................................................  29
         Section 23.9.  Regulations G, T, U and X ...................................................................  29
         Section 23.10.  Business Locations; Trade Names  ...........................................................  30
         Section 23.11.  Taxes  .....................................................................................  30
         Section 23.12.  Governmental Authorizations  ...............................................................  30
         Section 23.13.  Absence of Default .........................................................................  30
         Section 23.14.  Compliance with Requirements of Law  .......................................................  30
         Section 23.15.  Eligible Vehicles  .........................................................................  31
         Section 23.16.  Repurchase Programs  .......................................................................  31
         Section 23.17.  Title to Assets  ...........................................................................  31
         Section 23.18.  Accuracy of Information  ...................................................................  31
         Section 23.19.  Environmental Matters  .....................................................................  31
         Section 23.20.  Burdensome Provisions  .....................................................................  32
         Section 23.21.  Solvency ...................................................................................  32
         Section 23.22.  Stock Ownership  ...........................................................................  32
         Section 23.23.  Necessary Actions  .........................................................................  32
         Section 23.24.  Supplemental Documents True and Correct  ...................................................  32
         Section 23.25.  Initial Vehicles ...........................................................................  33

SECTION 24.  CERTAIN AFFIRMATIVE COVENANTS  .........................................................................  33
         Section 24.1.  Corporate Existence; Foreign Qualification  .................................................  33
         Section 24.2.  Books, Records and Inspections  .............................................................  33
         Section 24.3.  Maintenance of Properties ...................................................................  34
         Section 24.4.  Accounting Methods; Financial Records .......................................................  34
         Section 24.5.  Insurance ...................................................................................  34
         Section 24.6.  Repurchase Programs .........................................................................  35
         Section 24.7.  Reporting Requirements  .....................................................................  35
         Section 24.8.  Taxes and Liabilities .......................................................................  39
         Section 24.9.  Business  ...................................................................................  39
         Section 24.10.  Maintenance of the Vehicles  ...............................................................  39
         Section 24.11.  Maintenance of Separate Existence  .........................................................  39
         Section 24.12.  Maintenance of Enhancement .................................................................  39
         Section 24.13.  Repurchase Payments; Sales Proceeds  .......................................................  39
         Section 24.14.  Certificates of Title; Verification of Titles  .............................................  40
         Section 24.15.  Master Collateral Agency Agreement .........................................................  41
         Section 24.16.  Compliance with Laws .......................................................................  41
         Section 24.17.  Delivery of Information  ...................................................................  41
         Section 24.18.  Restrictions ...............................................................................  41
         Section 24.19.  Disclosure of Material Agreements  .........................................................  41
         Section 24.20.  Cash Audit .................................................................................  42
         Section 24.21.  Deliveries; Further Assurances .............................................................  42
         Section 24.22.  Additional Actions .........................................................................  42

SECTION 25.  CERTAIN NEGATIVE COVENANTS .............................................................................  43
         Section 25.1.  Mergers, Consolidations .....................................................................  43
         Section 25.2.  Regulations G, T, U and X ...................................................................  43
         Section 25.3.  Liens .......................................................................................  43
         Section 25.4.  Use of Vehicles .............................................................................  43


         Section 25.5.  Ratio of EBIT to Total Net Interest .........................................................  43
         Section 25.6.  Ratio of Cash Flow to Total Fixed Charges ...................................................  44
         Section 25.7.  Other Indebtedness  .........................................................................  44
         Section 25.8.  Restrictions on Distributions ...............................................................  44
         Section 25.9.  Subordinated Promissory Note  ...............................................................  45
         Section 25.10.  Swaps  .....................................................................................  45
         Section 25.11.  Change of Location or Name .................................................................  45

SECTION 26.  SERVICING COMPENSATION .................................................................................  45
         Section 26.1.  .............................................................................................  45
         Section 26.2.  .............................................................................................  46

SECTION 27.  RELEASE OF COLLATERAL  .................................................................................  46

SECTION 28.  BANKRUPTCY PETITION AGAINST LESSOR .....................................................................  47

SECTION 29.  FORUM SELECTION AND CONSENT TO JURISDICTION  ...........................................................  47

SECTION 30.  GOVERNING LAW  .........................................................................................  48

SECTION 31.  JURY TRIAL .............................................................................................  49

SECTION 32.  NOTICES  ...............................................................................................  49

SECTION 33.  HEADINGS ...............................................................................................  50

SECTION 34.  EXECUTION IN COUNTERPARTS  .............................................................................  50

SECTION 35.  EFFECTIVENESS  .........................................................................................  50


           SECOND MASTER MOTOR VEHICLE LEASE AND SERVICING AGREEMENT


                 This Second Master Motor Vehicle Lease and Servicing Agreement (the "Base Lease" and, as supplemented by the Lease Annexes, this or the "Agreement" or this or the "Lease"), dated as of December 20, 1996, is by and between NATIONAL CAR RENTAL FINANCING LIMITED PARTNERSHIP, a special purpose Delaware limited partnership (the "Lessor" or "NFLP"), and NATIONAL CAR RENTAL SYSTEM, INC., a Delaware corporation ("National"), in its capacity as lessee (the "Lessee") and as servicer (the "Servicer").

                              W I T N E S S E T H:

                 WHEREAS, the Lessor (such capitalized term, together with each other capitalized term used herein, shall have the meaning assigned thereto in
Section 1) intends to refinance the Refinanced Vehicles and to purchase, and finance the purchase of, additional Eligible Vehicles from one or more Manufacturers with the proceeds obtained by the issuance of its Series 1996-2 Note (and, if any, other Shared Collateral Series Notes) issued pursuant to the Indenture and the borrowing of Series 1996-2 Advances from time to time and with certain other funds; and

                 WHEREAS, the Lessor desires to lease to the Lessee, and the Lessee desires to lease from the Lessor, Vehicles for use in the Lessee's domestic daily rental car operations;

                 WHEREAS, the Lessee desires to refinance the Refinanced Vehicles and finance the acquisition of the Financed Vehicles and retain tax ownership of such Refinanced Vehicles and Financed Vehicles and Lessor desires to facilitate such financing.

                 NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                 SECTION 1.  CERTAIN DEFINITIONS.

                 Section 1.1. Certain Definitions. As used in this Agreement and unless the context requires a different meaning, capitalized terms not otherwise defined herein or in the Annexes hereto shall have the meanings assigned to such terms in the Definitions List, attached as Schedule 1 to the Base Indenture, dated as of April 30, 1996 (as supplemented and amended by the Series 1996-2 Supplement, dated as of December 20, 1996 (such Supplement being the "Series 1996-2 Supplement"), and as amended by the Supplement and Amendment to Base Indenture, dated as of December 20, 1996, and as such agreement may be further amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the "Base Indenture"), between NFLP and The Bank of New

York, as trustee, as in effect on the date hereof and as such Schedule 1 has been, for purposes of the Series 1996-2 Note, supplemented by the Series 1996-2 Supplement and may be further amended, supplemented or otherwise modified from time to time in accordance with the terms of the Base Indenture (the "Definitions List").

                 Section 1.2. Accounting and Financial Determinations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall be made to the extent applicable and except as otherwise specified in this Agreement, in accordance with GAAP; provided, that if any change in GAAP in itself materially affects any such calculation or determination, National may by notice to the NFC Collateral Agent, or alternatively the NFC Collateral Agent may by notice to National, require that any such determination or calculation thereafter be made in accordance with GAAP as in effect, and applied by National, immediately before such change in GAAP occurs. National and NFLP each agrees to enter into negotiations in good faith to modify the financial representations and covenants and other applicable provisions contained herein and in the Base Indenture (to the extent relating to the Series 1996-2 Note) and the Series 1996-2 Supplement in a manner which reflects any such change in GAAP without adversely affecting the rights of the Trustee or the NFC Collateral Agent. When used herein, the term "financial statement" shall include the notes and schedules thereto.

                 Section 1.3. Cross References; Headings. The words "hereof", "herein" and "hereunder" and words of a similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Annex, Section, Schedule and Exhibit references contained in this Agreement are references to Annexes, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified. Any reference in any Section or definition to any clause is, unless otherwise specified, to such clause of such Section or definition. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

                 Section 1.4. Interpretation. In this Agreement, unless the context otherwise requires:

                 (a)      the singular includes the plural and vice versa;

                 (b) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to any Person in a particular capacity only refers to such Person in such capacity;

                 (c)      reference to any gender includes the other gender;

                 (d) reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;

                 (e) "including" (and, with correlative meaning, "include") means including without limiting the generality of any description preceding such term;

                 (f)      "or" is not exclusive;

                 (g) provisions apply to successive events and transactions; and

                 (h) with respect to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding".

                 SECTION 2. GENERAL AGREEMENT. (a) As specified in the Lease Annexes, the Lessee and the Lessor intend that this Agreement be (i) an operating lease with respect to the Acquired Vehicles and (ii) a financing arrangement with respect to the Financed Vehicles.

                 (b) If, notwithstanding the intent of the parties to this Agreement, this Agreement is deemed by any court, tribunal, arbitrator or other adjudicative authority in any proceeding (each, a "Court") to constitute a financing arrangement or otherwise not to constitute a "true lease" with respect to the Acquired Vehicles, then it is the intention of the parties that this Agreement together with the Master Collateral Agency Agreement, as such agreements apply to the Acquired Vehicles, shall constitute a security agreement under applicable law. It is also the intention of the parties that this Agreement together with the Master Collateral Agency Agreement, as such agreements apply to the Financed Vehicles, shall in all events constitute a security agreement under applicable law. The Lessee hereby acknowledges that it has granted to the Master Collateral Agent, pursuant to the Master Collateral Agency Agreement, for the benefit of the Trustee (on behalf of the Series 1996-2 Noteholder) and the NFC Collateral Agent (on behalf of the NFC Secured Parties), respectively, a first priority security interest in all of the Lessee's right, title and interest in and to the National Master Collateral (as defined therein) as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the obligations and liabilities of the Lessee to the Lessor, the Trustee and the NFC Collateral Agent, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred (including interest accruing after the Lease Expiration Date and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding), which may arise under, out of, or in connection with, this Agreement and any other document made, delivered or given in connection herewith, whether on account of rent, principal, interest, reimbursement obligations, fees, indemnities, costs or expenses (including all fees and disbursements of counsel to the Lessor or the Trustee or the NFC Collateral Agent that are required to be paid by the Lessee pursuant to the terms hereof).

                 Section 2.1. Leasing of Vehicles. From time to time, subject to the terms and conditions hereof, the Lessor agrees to lease to the Lessee and the Lessee agrees to lease from the Lessor the Refinanced Vehicles and each additional Acquired Vehicle or Financed Vehicle identified in vehicle order summaries (each, a "Vehicle Order") produced from time to time by the Lessee, listing Vehicles ordered by the Lessee from Eligible Manufacturers, for itself or as agent for the Lessor, pursuant to the terms of any applicable Repurchase Programs or otherwise. The Lessor shall, subject to Section 4 and to compliance with the terms of the Indenture, make available to the Lessee under this Lease, financing for Financed Vehicles in an aggregate amount, and Acquired Vehicles for lease to the Lessee hereunder in an aggregate Net Book Value, which collectively shall not exceed the Maximum Lease Commitment. The Lessee shall make available to the Lessor, by the time and day specified in
Section 2.3(a), (a) a schedule as set forth in Attachment A-1 hereto containing information concerning the Refinanced Vehicles of a scope agreed upon by the Lessor and the Lessee, (b) a summary of each additional Vehicle to be leased hereunder (including, in the case of each Vehicle subject to GM's Matrix Repurchase Program, the Designated Period for such Vehicle) and, in the case of each new Vehicle, the total Capitalized Cost thereof as of the Vehicle Funding Date (as defined in Section 3.1 below) therefor and, in the case of each Vehicle that is not a new Vehicle, the Net Book Value thereof as of the end of the Related Month, and (c) if requested by the Lessor (or the NFC Collateral Agent on behalf of the Lessor), each Vehicle Order, together with a schedule containing the information with respect to the Vehicles included within such Vehicle Order as is set forth in Attachment A-2 hereto, or in such form as is otherwise requested by the Lessor (each a "Vehicle Acquisition Schedule"). In addition, the Lessee shall provide such other information regarding such Vehicles as the Lessor may reasonably require from time to time. The Lessor shall lease to the Lessee, and the Lessee shall lease from the Lessor, only Vehicles that are Eligible Vehicles. This Agreement, together with the Repurchase Programs and any other related documents attached to this Agreement or submitted with a Vehicle Order (collectively, the "Supplemental Documents"), will constitute the entire agreement regarding the leasing of Vehicles by the Lessor to the Lessee.

                 Section 2.2. Right of Lessee to Act as Lessor's Agent. The Lessor agrees that the Lessee may act as the Lessor's agent in placing Vehicle Orders on behalf of the Lessor, as well as filing claims on behalf of the Lessor for damage in transit, and other Manufacturer delivery claims related to the Vehicles leased hereunder; provided, however, that the Lessor may hold the Lessee liable for losses due to the Lessee's actions in performing as the Lessor's agent hereunder. In addition, the Lessor agrees that the Lessee may make arrangements for delivery of Vehicles to a location selected by the Lessee at the Lessee's expense to the extent that any such expense has not been included in the Capitalized Cost of such Vehicle. The Lessee may accept or reject Eligible Vehicles upon delivery in accordance with the Lessee's customary business practices, and any Eligible Vehicle, if rejected, will be deemed a Casualty hereunder to the extent the Capitalized Cost thereof has been paid by the Lessor or the Lessee. The Lessee, acting as agent for the Lessor, shall be responsible for pursuing any rights of the Lessor with respect to the return of any Eligible Vehicle to the Manufacturer thereof pursuant to the preceding sentence. The Lessee agrees that any Vehicles ordered by the Lessee on behalf of the Lessor pursuant to this Section 2.2 shall be ordered utilizing the procedures consistent with the applicable Repurchase Program, in each case as and to the extent applicable.

                 Section 2.3. Payment of Purchase Price by Lessor; Certain Additional Payments to the Servicer. (a) Upon receipt of the Manufacturer's invoice, certificate of origin, and other information required in respect of any Vehicle pursuant to Section 2.1, which receipt shall occur no later than 4:00 p.m., New York City time, on a day that is not less than one, nor more than five, Business Days prior to the proposed Vehicle Funding Date for such Vehicle, the Lessor or its agent shall, subject to Section 4, pay or cause to be paid to the dealer or the related Manufacturer in accordance with such Manufacturer's payment terms, as applicable, the Capitalized Cost of such Vehicle under the applicable Repurchase Program and the Lessee shall pay all applicable costs and expenses of freight, packing, handling, storage, shipment and delivery of such Vehicle to the extent that the same have not been included within the Capitalized Cost.

                 (b) All amounts paid by the Manufacturer on account of vehicle preparation services or work covered by warranty performed by National with respect to Vehicles acquired or financed pursuant to this Agreement or as incentive payments for maintaining a particular fleet mix shall inure to the benefit of National and, to the extent any such payments are received by the Lessor, the Trustee, the Master Collateral Agent or the NFC Collateral Agent, shall promptly be paid over to National.

                 Section 2.4. Non-liability of Lessor. The Lessor shall not be liable to the Lessee for any failure or delay in obtaining Vehicles or making delivery thereof. AS BETWEEN THE LESSOR AND THE LESSEE, ACCEPTANCE FOR LEASE OF THE VEHICLES SHALL CONSTITUTE THE LESSEE'S ACKNOWLEDGMENT AND AGREEMENT THAT THE LESSEE HAS FULLY INSPECTED SUCH VEHICLES, THAT THE VEHICLES ARE IN GOOD ORDER AND CONDITION AND ARE OF THE MANUFACTURE, DESIGN, SPECIFICATIONS AND CAPACITY SELECTED BY THE LESSEE, THAT THE LESSEE IS SATISFIED THAT THE SAME ARE SUITABLE FOR THIS USE AND THAT THE LESSOR IS NOT A MANUFACTURER, AN AGENT OF THE MANUFACTURER OR OTHERWISE ENGAGED IN THE SALE OR DISTRIBUTION OF VEHICLES, AND HAS NOT MADE AND DOES NOT HEREBY MAKE ANY REPRESENTATION, WARRANTY OR COVENANT, EXPRESS OR IMPLIED, WITH RESPECT TO MERCHANTABILITY, CONDITION, QUALITY, CAPABILITY, WORKMANSHIP, DURABILITY OR SUITABILITY OF THE VEHICLE IN ANY RESPECT OR IN CONNECTION WITH OR FOR THE PURPOSES OR USES OF THE LESSEE, OR ANY WARRANTY THAT THE LEASED VEHICLES WILL SATISFY THE REQUIREMENTS OF ANY LAW OR ANY CONTRACT SPECIFICATION, OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT THERETO AND AS BETWEEN THE LESSOR AND THE LESSEE, THE LESSEE AGREES TO BEAR ALL SUCH RISKS AT ITS SOLE COST AND EXPENSE. THE LESSEE SPECIFICALLY WAIVES ALL RIGHTS TO MAKE CLAIMS AGAINST THE LESSOR AND

ANY LEASED VEHICLE FOR BREACH OF ANY WARRANTY OF ANY KIND WHATSOEVER AND, AS TO THE LESSOR, THE LESSEE LEASES THE LEASED VEHICLES "AS IS." The Lessor shall not be liable for any failure or delay in delivering any Vehicle ordered for lease pursuant to this Agreement, or for any failure to perform any provision hereof, resulting from fire or other casualty, natural disaster, riot, strike or other labor difficulty, governmental regulation or restriction, or any cause beyond the Lessor's direct control. IN NO EVENT SHALL THE LESSOR BE LIABLE FOR ANY INCONVENIENCES, LOSS OF PROFITS OR ANY OTHER CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES, WHATSOEVER OR HOWSOEVER CAUSED, WHETHER RESULTING FROM ANY DEFECT IN OR ANY THEFT, DAMAGE, LOSS OR FAILURE OF ANY VEHICLE, OR OTHERWISE, AND THERE SHALL BE NO ABATEMENT OF RENT BECAUSE OF THE SAME.

                 SECTION 3.  TERM.

                 Section 3.1. Vehicle Lease Commencement Date. The "Vehicle Lease Commencement Date" shall mean, (i) for each Refinanced Vehicle, the Series 1996-2 Closing Date, and (ii) for each other Vehicle, the date referenced in the Vehicle Acquisition Schedule with respect to such Vehicle, which in no event shall be later than the date that funds are expended by the Lessor to acquire or finance the acquisition of such Vehicle (the "Vehicle Funding Date" for such Vehicle). A vehicle shall be deemed hereunder to be a Vehicle leased under the Lease on each day during the period (the "Vehicle Term") from and including the Vehicle Lease Commencement Date to but excluding the Vehicle Lease Expiration Date.

                 Section 3.2. Lease Commencement Date. The "Lease Commencement Date" shall mean the Series 1996-2 Closing Date. The "Lease Expiration Date" shall mean the later of (i) the date of the final payment in full of the Series 1996-2 Note and, if any, all other Shared Collateral Series Notes, and all outstanding Carrying Charges, following the termination of the ability of the Series 1996-2 Noteholder to make Series 1996-2 Advances and the ability of the Trustee to make available to the Lessor proceeds from the NFC Collection Account pursuant to the Series 1996-2 Supplement, and (ii) the Vehicle Lease Expiration Date for the last Vehicle subject to lease by the Lessee hereunder. The "Term" of this Agreement shall mean the period commencing on the Lease Commencement Date and ending on the Lease Expiration Date.

                 SECTION 4. CONDITIONS PRECEDENT. The agreement of the Lessor to make available any Acquired Vehicle for lease to the Lessee, and to make available financing for the acquisition of any Financed Vehicle for lease to the Lessee upon the Lessee's placement of a Vehicle Order, for itself or as agent of the Lessor, is subject to the terms and conditions of the Indenture and subject to the satisfaction of the conditions to effectiveness specified in Section 35 and the following conditions precedent as of the Vehicle Funding Date for such Vehicle:

                 Section 4.1. No Default. No Potential Lease Event of Default or Lease Event of Default shall have occurred and be continuing on such date or would result from the making of such lease.

                 Section 4.2. Funding. The aggregate amount of funds to be expended by the Lessor on the Series 1996-2 Closing Date or on any other one date to acquire or finance the acquisition of any Vehicles shall not exceed the sum of (a) the Capitalized Cost of all such Vehicles that are new Eligible Vehicles plus (b) the Net Book Value of all such Vehicles that are Eligible Vehicles but are not new.

                 Section 4.3. Other Conditions. The leasing of such Vehicle shall not be prohibited by the provisions of the Series 1996-2 Supplement or any other Supplement, if any, relating to any Shared Collateral Series Notes, the Liquidity Agreement or any other Related Document to which National, NFLP or NFC is a party, and sufficient proceeds shall be available therefor under the Series 1996-2 Supplement as a result of the issuance of the Series 1996-2 Note or, if applicable, any other Shared Collateral Series Notes, the making of Series 1996-2 Advances from time to time or otherwise from the NFC Collection Account as provided in and pursuant to the terms of the Series 1996-2 Supplement.

                 SECTION 5. RENT AND CHARGES. The Lessee will pay Rent and certain other charges on a monthly basis as set forth in this Section 5:

                 Section 5.1. Payment of Rent. On each Payment Date, the Lessee shall pay to the Lessor the aggregate of all Rent payable on such Payment Date with respect to the Vehicles, as provided in the related Lease Annexes.

                 Section 5.2. Payment of Monthly Supplemental Payment. On each Payment Date, the Lessee shall pay to the Lessor the Monthly Supplemental Payment that has accrued during the Related Month with respect to the Financed Vehicles, as provided in Sections 6 and 7 of Annex B.

                 Section 5.3. Payment of Termination Payments, Casualty Payments, and Late Return Payments. On each Payment Date, the Lessee shall pay to the Lessor all Casualty Payments, Termination Payments and Late Return Payments that have accrued with respect to the Acquired Vehicles, as provided in, respectively, Sections 7, 12.3 and 13.

                 Section 5.4. Late Payment. In the event the Lessee fails to remit payment of any amount due under the Lease on or before the Payment Date therefor, the amount not paid will be considered delinquent and the Lessee will pay a late charge for each Interest Period equal to the product of (a) the VFR for such Interest Period (converted to a rate per annum) plus 1% per annum, times (b) the delinquent amount during such Interest Period, multiplied by (c) the actual number of days elapsed during such Interest Period divided by 360.

                 Section 5.5. Making of Payments. All payments of Rent and of all other Liabilities shall be made by the Lessee to, or for the account of, the Lessor (or, in the case of any payment pursuant to Section 15, the applicable Indemnified Person) in immediately available Dollars, without setoff, counterclaim or deduction of any kind. All such payments shall be made to the NFC Collection Account or, in the case of Section 24.13(iii) and (iv), the Master Collateral Account (or, in each such case, such other account as the NFC Collateral Agent may from time to time specify to the Lessee) or, in the case of any such payment pursuant to Section 15 to, or for the account of, NFC, to the NFC Collateral Account or, in the case of any such payment pursuant to
Section 15 to, or for the account of, any Indemnified Person other than NFC or NFLP, to the account designated by such Indemnified Person to National, in each case with such payment to be made not later than 12:00 noon, New York City time, on the date due; and funds received after that hour shall be deemed to have been received by or for the account of the Lessor on the next following Business Day. The Lessor hereby specifies that all (i) payments made by the Manufacturers and related auction dealers under the Repurchase Programs, (ii) amounts representing the proceeds from sales of Vehicles (including amounts paid to the Lessee by a Manufacturer as a result of the Lessee's sale of such Vehicle outside such Manufacturer's Repurchase Program) by the Lessee to third parties (other than under any related Repurchase Program) and (iii) payments with respect to any other Master Collateral for the Series 1996-2 Note (other than warranty payments) shall be deposited in the Master Collateral Account (or as otherwise directed by the NFC Collateral Agent pursuant to the NFC Collateral Agreement) for the Series 1996-2 Note; provided, however, that, subject to Section 4.02 of the NFC Collateral Agreement, insurance proceeds with respect to Vehicles will be deposited in the Master Collateral Account only if an Amortization Event or a Potential Amortization Event shall have occurred and be continuing. If any payment of Rent (or other Liability) falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day and Monthly Finance Rent and Monthly Variable Rent (as the case may be) shall accrue through such Business Day.

                 SECTION 6. TERMINATION OF LOAN AGREEMENT. In consideration for (i) the acceptance by NFC on the Series 1996-2 Closing Date of the Series 1996-2 Note issued to NFC by NFLP and having an initial principal amount outstanding thereunder equal to the aggregate principal amount of the Loan Note under and as defined in the Loan Agreement, (ii) the cancellation by NFC on the Series 1996-2 Closing Date, upon the payment by National to NFC on the Series 1996-2 Closing Date of the amounts payable by National on such date under the Loan Agreement and the unpaid interest accrued to such date on the Loan Note, of the Loan Note, (iii) the leasing by the Lessor to the Lessee of the Refinanced Vehicles under this Lease, commencing on the Lease Commencement Date, and (iv) the redesignation of the Master Collateral Agent's Lien on the Refinanced Vehicle Collateral from securing National's obligations arising under or in connection with the Loan Agreement or the Loan Note to securing the Lessee's Liabilities, the Lessor and Lessee hereby acknowledge and agree that the Loan Agreement and NFC's Loan Commitment under and as defined therein are hereby terminated.

                 SECTION 7. CASUALTY AND INELIGIBLE AND OTHER VEHICLE OBLIGATION. If a Vehicle (i) becomes a Casualty or ceases to be an Eligible Vehicle, or (ii) is sold or returned by the Lessee to the related Manufacturer or to a third party pursuant to an auction conducted through such Manufacturer's Repurchase Program or to any other Person (including the Lessee), and the aggregate payments deposited to the Master Collateral Account or the NFC Collection Account (or as otherwise directed by the NFC Collateral Agent pursuant to the NFC Collateral Agreement) by or on behalf of such Manufacturer, third party or other Person or, in the case of any payment made in connection with such Vehicle pursuant to Section 12.3 or 13, the Lessee in connection with such sale or return for any reason is less than the Termination Value (as of the applicable Turnback Date, in the case of a sale or return to such Manufacturer or third party, or the date of such sale, in the case of a sale to such other Person) of such Vehicle other than as a result of the occurrence and continuance of an Event of Bankruptcy with respect to the applicable Manufacturer or otherwise as a result of the creditworthiness of such Manufacturer or any similar reason not directly or indirectly relating to any Vehicle or to the Lessee or the Servicer or any Affiliate thereof or any action or inaction by the Lessee or the Servicer or such Affiliate, then, in the case of each of clauses (i) and (ii), the Lessee shall (a) promptly notify the Lessor of such occurrence, in the case of any such occurrence which, in the aggregate with all other such occurrences at such time, is not immaterial, or, in the case of any other such occurrence, cause the Servicer to include notice of such occurrence in the next Monthly Certificate required to be delivered by the Servicer under Section 24.7(vi), and (b) on the Payment Date next succeeding the last day of the Related Month in which the Lessee obtained actual knowledge that such Vehicle has become a Casualty or ceased to be an Eligible Vehicle or such Vehicle was so sold or returned, pay to the Lessor an amount (a "Casualty Payment") equal to (x) in the case of a Vehicle that became a Casualty or ceased to be an Eligible Vehicle, the Termination Value of such Vehicle, calculated as of the first day of the Related Month in which the Lessee obtained actual knowledge that such Vehicle became a Casualty or ceased to be an Eligible Vehicle, or (y) in the case of any Vehicle so sold or returned, the excess of the Termination Value (as of the applicable Turnback Date, in the case of a sale or return to such Manufacturer or third party, or the date of such sale, in the case of a sale to such other Person) of such Vehicle over the aggregate payments so deposited as set forth in clause (ii) above (in each case of clauses (x) and (y) net of Monthly Base Rent and Monthly Supplemental Payments made in respect of such Vehicle during such Related Month). Solely for determining the amounts payable under this Section 7, with respect to a Vehicle that became a Casualty as a result of such Vehicle being held beyond the stated expiration date of the applicable Repurchase Period, such Vehicle will be deemed to have become a Casualty upon such expiration date. Upon payment by the Lessee to the Lessor in accordance herewith of the Casualty Payment for any Vehicle that has become a Casualty or ceased to be an Eligible Vehicle, (i) the Lessor, upon request of the Lessee, shall cause title to any such Vehicle that is an Acquired Vehicle to be transferred to the Lessee to facilitate liquidation of such Vehicle by the Lessee, (ii) the Lessee shall be entitled to any physical damage insurance proceeds applicable to such Vehicle (if at such time the Lessee carries such insurance coverage), and (iii) the Lien of the Master Collateral Agent on such Vehicle shall automatically be released thereby.

                 SECTION 8. VEHICLE USE. The Lessee shall use Vehicles leased hereunder solely for the Lessee's domestic daily rental car operations. The Lessee shall promptly and duly execute, deliver, file and record all such documents, statements, filings and registrations, and take such further actions as the Lessor, the Master Collateral Agent, the Servicer, the NFC Collateral Agent or the Trustee shall from time to time reasonably request in order to establish, perfect and maintain the Lessor's title to and interest in the Acquired Vehicles and the related Certificates of Title as against the Lessee or any third party in any applicable jurisdiction and to establish, perfect and maintain the Master Collateral Agent's lien on the Vehicles as noted on the related Certificates of Title as a perfected first-priority lien in any applicable jurisdiction. The Lessee may, at the Lessee's sole expense, change the place of principal location of any Vehicles. Within 60 days after any such change of location, the Lessee shall take all actions necessary (i) to maintain the perfected first-priority Lien of the Master Collateral Agent on such Vehicles as noted on the Certificates of Title with respect to such Vehicles and the Lessor shall cooperate to the extent required for the Lessee to do so, and (ii) to meet all material legal requirements applicable to such Vehicles. Following a Lease Event of Default or Manufacturer Event of Default, and upon the Lessor's request, the Lessee shall advise the Lessor in writing where all Vehicles leased hereunder as of such date are principally located. The Lessee shall not knowingly use any Vehicles, or knowingly permit the same to be used, for any unlawful purpose. The Lessee shall use reasonable precautions to prevent loss or damage to Vehicles. The Lessee shall comply in all material respects with all applicable statutes, decrees, ordinances and regulations regarding acquiring, titling, registering, leasing, insuring and disposing of Vehicles and shall take reasonable steps to ensure that operators are licensed. The Lessee shall perform, at its own expense, such vehicle preparation and conditioning services with respect to Vehicles as are customary. The Lessor, the Master Collateral Agent, the NFC Collateral Agent or the Trustee or any authorized representative of the Lessor, the Master Collateral Agent, the NFC Collateral Agent or the Trustee may during reasonable business hours from time to time, upon reasonable prior notice, without disruption of the Lessee's business and subject to applicable law, inspect Vehicles and registration certificates, Certificates of Title and related documents covering Vehicles wherever the same may be located.

                 SECTION 9. REGISTRATION; LICENSE; TRAFFIC SUMMONSES; PENALTIES AND FINES. The Lessee, at its expense, shall be responsible for proper registration and licensing of Vehicles, and titling of Vehicles in the name of the Lessor (in the case of Acquired Vehicles) or the Lessee (in the case of Financed Vehicles), in each case with the Lien of the Master Collateral Agent noted thereon, and where required, the Lessee shall have Vehicles inspected by any appropriate governmental authority; provided, however, that notwithstanding the foregoing, unless a Liquidation Event of Default or Series 1996-2 Limited Liquidation Event of Default shall have occurred and be continuing, possession of all Certificates of Title shall remain with the Servicer. The Lessee shall pay or cause to be paid all registration fees, title fees, license fees, traffic summonses, penalties, judgments and fines incurred with respect to any Vehicle during the Vehicle Term for such Vehicle or imposed during the Vehicle Term for such Vehicle by any governmental authority or any court of law or equity with respect to Vehicles in connection with the Lessee's operation of Vehicles, and any such amounts paid by the Lessor on the Lessee's behalf, in its discretion upon at least 15 days' prior notice to the Lessee, will be reimbursed within thirty (30) days of the Lessor notifying the Lessee of such payment; provided, however, that the Lessor shall not pay on the Lessee's behalf any traffic summons, or any penalty, judgment or fine for so long as such amount is being contested by the

Lessee in good faith and by appropriate proceedings with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP and provided that the Lessee has agreed in writing to indemnify and hold the Lessor harmless from and against all loss, liability and expense arising out of such unpaid amounts (and, in any case, for so long as forfeiture of any Vehicles or other Master Collateral will not result from the failure to pay any such amounts). The Lessor agrees to execute a power of attorney substantially in the form of Attachment B hereto (a "Power of Attorney"), and such other documents as may be necessary in order to allow the Lessee to title, register and dispose of the Acquired Vehicles; and the Lessee acknowledges and agrees that with respect to the Acquired Vehicles, it has no right, title or interest in or with respect to any Certificate of Title. Notwithstanding anything herein to the contrary, the Lessor may terminate such Power of Attorney as provided in Section 17.3.

                 SECTION 10. MAINTENANCE AND REPAIRS. The Lessee shall pay for all maintenance and repairs to keep Vehicles in good working order and condition, and shall maintain Vehicles as required in order to keep the Manufacturer's warranty in force. The Lessee shall return each Vehicle to an authorized Manufacturer facility or the applicable Manufacturer's authorized warranty station (which may be a facility of the Lessee) for warranty work.
The Lessee shall comply with any Manufacturer's recall of any Vehicle. The Lessee shall pay, or cause to be paid, all usual and routine expenses incurred in the use and operation of Vehicles including, but not limited to, fuel, lubricants, and coolants. The Lessor, upon thirty (30) days' prior notice to the Lessee, may pay any such expenses that have not otherwise been paid by, or on behalf of, the Lessee, and any expenses incurred by the Lessor on the Lessee's behalf for maintenance, repair, operation or use by the Lessee of Vehicles will promptly be reimbursed (in any event no later than the next Payment Date following such payment) by the Lessee to the Lessor in the amount paid by the Lessor. The Lessee shall not, without the prior consent of the Lessor, make any material alterations to any Vehicle which would result in a reduction of the Repurchase Price for such Vehicle or make the Vehicle no longer eligible for repurchase under the applicable Repurchase Program. Any improvements or additions to an Acquired Vehicle shall become and remain the property of the Lessor, except that any addition or improvement to such a Vehicle made by the Lessee shall remain the property of the Lessee if it can be disconnected or removed from the Vehicle without impairing the functioning of or resale value thereof, other than any function or value provided by such addition or improvement.

                 SECTION 11. VEHICLE WARRANTIES. If a Vehicle is covered by a Manufacturer's warranty, the Lessee, during the Vehicle Term, shall have the right to make any claims under such warranty which the Lessor could make and to receive related proceeds directly. As provided in Section 2.4, the Lessor makes no warranty or representation whatsoever, express or implied, with respect to any Vehicle.

                 SECTION 12.  VEHICLE USAGE REQUIREMENTS AND DISPOSITION.

                 Section 12.1. Usage. As used herein, the term "vehicle turn-in condition" with respect to each Vehicle means a set of criteria for evaluating Vehicles upon their delivery at the end of the applicable Vehicle Terms, which criteria will be determined in accordance with the related Repurchase Program. Vehicles not meeting the applicable Repurchase Program's vehicle turn-in condition requirements will be purchased by the Lessee in accordance with the Casualty procedure set forth in Section 7 or otherwise disposed of in accordance with the late delivery procedure set forth in Section 13, as applicable.

                 Section 12.2. Disposition Procedure. Unless the Lessee exercises its option to purchase such Vehicle as permitted by, and pursuant to the requirements of, this Agreement, and except as otherwise contemplated by
Section 27, prior to the end of the Vehicle Term, the Lessee will deliver each Vehicle (other than a Casualty or a Vehicle that has ceased to be an Eligible Vehicle) to the nearest related Manufacturer official auction or other facility designated by such Manufacturer at the Lessee's sole expense and in accordance with the terms of the applicable Repurchase Program. Any transportation allowance (for delivery costs) and any rebates or credits applicable to the unexpired term of any license plates for a Vehicle shall inure to the benefit of the Lessee and, to the extent received by the Lessor, the Trustee, the Master Collateral Agent or the NFC Collateral Agent, shall promptly be paid over to the Lessee. The Lessee will comply with the requirements of law and the requirements of the Repurchase Programs in connection with, among other things, the delivery of Certificates of Title, documents of transfer signed as necessary, signed Condition Reports, and signed odometer statements for the Vehicles.

                 Section 12.3. Termination Payments. On the Payment Date next succeeding the earlier of (a) the last day of the Related Month in which the Repurchase Price with respect to any Acquired Vehicle is received by the Lessor, the Master Collateral Agent, the Trustee or the NFC Collateral Agent (including by deposit into the NFC Collection Account or the Master Collateral Account) and (b) the thirtieth (30th) day after the expiration of the Repurchase Period for such Acquired Vehicle, the Lessee shall pay to the Lessor in respect of such Acquired Vehicle any Excess Damage Charges, Excess Mileage Charges, Missing Equipment Charges, early turnback surcharges and any other similar charges and penalties (collectively, a "Program Vehicle Termination Payment" or "Termination Payment") as determined by the Manufacturer or its agent in accordance with the applicable Repurchase Program. The provisions of this Section 12.3 will survive the expiration or earlier termination of the Term.

                 SECTION 13. LATE RETURN PAYMENTS. If an Acquired Vehicle is not returned to the Manufacturer or sold at auction in accordance with the applicable Repurchase Program prior to the expiration of the Repurchase Period for such Vehicle in accordance with Section 12.2, the Lessee shall (a) promptly notify the Lessor of its failure so to return such Vehicle to the Manufacturer or so to sell such Vehicle at auction during the Repurchase Period therefor,
(b) use commercially reasonable efforts to sell or otherwise dispose of such Vehicle in a manner reasonably likely to maximize proceeds from such disposition and consistent with industry practice, (c) cause the Disposition Proceeds, if any, from any such sale or disposition to be paid to the Master Collateral Agent, in accordance with paragraph 10 (d) of Annex A, and (d) on the Payment Date next succeeding the earlier of (i) the last day of the Related Month in which such Disposition Proceeds are received by the Lessor, the Master Collateral Agent, the Trustee or the NFC Collateral Agent (including by deposit into the NFC Collection Account or the Master Collateral Account), and (ii) the thirtieth (30th) day after the expiration of the

Repurchase Period for such Vehicle, pay to the Lessor an amount (a "Late Return Payment") equal to the excess of (x) the Net Book Value of such Vehicle, calculated as of the first day of the calendar month in which such Repurchase Period expired, over (y) the sum of (A) the dollar amount of such Disposition Proceeds plus (B) any Monthly Base Rent paid by the Lessee with respect to such Vehicle in any calendar month after the calendar month in which such Repurchase Period expired (which dollar amount may be equal to, but not less than, zero dollars).

                 SECTION 14.  RESERVED.

                 SECTION 15.  GENERAL INDEMNITY.

                 Section 15.1. Indemnity of the Lessor. The Lessee agrees to indemnify and hold harmless the Lessor and its successive assigns (including the Trustee, the Series 1996-2 Noteholder and, if any, the other Shared Collateral Series Noteholders, the NFC Collateral Agent and the NFC Secured Parties) and the respective directors, officers, agents and employees of the Lessor and such successive assigns (collectively, together with the Persons subject to indemnity under Section 15.2, the "Indemnified Persons") against any and all claims, demands, actions, causes of action, losses, costs, liabilities and damages of whatsoever nature, and all reasonable expenses incurred in connection therewith (including reasonable fees and disbursements of counsel), relating to or in any way arising out of:

                 Section 15.1.1. the ordering, delivery, acquisition, title on acquisition, rejection, installation, possession, ownership, titling, retitling, registration, re-registration, custody by the Lessee of title and registration documents, use, non-use, misuse, operation, leasing, deficiency, defect, transportation, repair, maintenance, control or disposition of any Vehicle leased hereunder or to be leased hereunder. The foregoing shall include, without limitation, any liability (or any alleged liability) of the Lessor or any other Indemnified Person to any third party arising out of any of the foregoing, including, without limitation, all legal fees, costs and disbursements arising out of such liability (or alleged liability);

                 Section 15.1.2. all (i) federal, state, county, municipal, foreign or other fees and taxes of whatsoever nature other than income taxes, including but not limited to license, qualification, registration, franchise, sales, use, gross receipts, ad valorem, business, property (real or personal), excise, motor vehicle, and occupation fees and taxes, with respect to any Vehicle or the acquisition, purchase, sale, lease, rental, use, operation, control, ownership or disposition of any Vehicle by any Person or measured in any way by the value thereof or by the business of, investment by, or ownership by the Lessor or the Lessee with respect thereto, (ii) federal, state, local and foreign income taxes and penalties and interest thereon, whether assessed, levied against or payable by the Lessor or NFC or otherwise as a result of its being a member of any group of corporations including the Lessee that file any tax returns on a consolidated or combined basis, and (iii) documentary, stamp, filing, recording, mortgage or other taxes (other than net income taxes), if any, which may be payable by the Lessor, the Lessee or any other Indemnified Person in connection with the execution, delivery, recording or filing of this Agreement or the other Related Documents or the leasing of any Vehicles hereunder and any penalties or interest with respect thereto;

                 Section 15.1.3. any violation by the Lessee of this Agreement or of any Related Documents to which the Lessee is a party or by which it is bound or any laws, rules, regulations, orders, writs, injunctions, decrees, consents, approvals, exemptions, authorizations, licenses and withholdings of objection of any governmental or public body or authority and all other requirements having the force of law applicable at any time to any Vehicle or any action or transaction by the Lessee with respect thereto or pursuant to this Agreement;

                 Section 15.1.4. all reasonable out of pocket costs and expenses of the Lessor and NFC (including the reasonable fees and disbursements of counsel for the Lessor and NFC) in connection with the preparation, execution, delivery and performance of this Agreement and the other Related Documents, including, without limitation, costs and expenses payable by the Lessor or NFC pursuant to Sections 4.2.1(b), 4.5(b), 5.3, 5.4, 5.5, 5.6, 8.1.7,
11.3 and 11.4 of the Liquidity Agreement, those payable pursuant to Sections 2.7, 2.8 and 6.2 of the B Letter of Credit Reimbursement Agreement, those payable pursuant to Sections 2.6, 2.7, 2.14 and 6.2 of the B Support Letter of Credit Reimbursement Agreement, those payable pursuant to Sections 2.12, 2.13,
2.17 and 5.2 of the Reduction A Support Reimbursement Agreement, those payable pursuant to Section 9.05 of the NFC Collateral Agreement, any and all fees of the Trustee, Paying Agent, Clearing Agencies, Master Collateral Agent, Dealers, Depository, Liquidity Agent, Placement Agents and NFC Collateral Agent, all fees payable in connection with any Series 1996-2 Enhancement and, if any, any other Enhancement relating to any Shared Collateral Series Notes, any and all fees payable to Rating Agencies and any underwriting or placement agency fees incurred in connection with the sale of any Commercial Paper Notes or, if applicable, any Shared Collateral Series Notes (all amounts with respect to any of the foregoing to be paid by the Lessee within five Business Days of demand therefor);

                 Section 15.1.5. all reasonable out of pocket costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lessor, the Master Collateral Agent, the Trustee, the NFC Collateral Agent, the Liquidity Agent, the Series 1996-2 Noteholder or, if any, other Noteholders of Shared Collateral Series Notes in connection with the administration, enforcement, waiver or amendment of this Agreement and any other Related Documents, and all indemnification obligations of the Lessor and NFC under the Related Documents including, without limitation, those indemnities payable pursuant to Section 11.4 of the Liquidity Agreement, Section 4.2 of the A Support Reimbursement Agreement, Section 6.2 of the B Letter of Credit Reimbursement Agreement, Section 6.2 of the B Support Letter of Credit Reimbursement Agreement, and Section 5.2 of the Reduction A Support Reimbursement Agreement (all amounts with respect to any such indemnification obligations to be paid by the Lessee within ten Business Days of demand therefor); and

                 Section 15.1.6 any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the sale of any Commercial Paper Notes (or otherwise of any Shared Collateral Series Notes) or with any Liquidity Advance, or the entering into, performance and enforcement of the Related Documents by any of the Indemnified Persons.

All obligations provided for in this Section 15 shall survive any termination of this Agreement, and, to the extent that any of such obligations are unenforceable for any reason, the Lessee agrees to the payment and satisfaction of each such obligation which is permissible under applicable law.

                 Notwithstanding the foregoing, the Lessee shall have no duty to indemnify any Indemnified Person for any claims, demands, liabilities, costs, or expenses to the extent such claim, demand, liability, cost or expense arises out of or is due to such Person's gross negligence or willful misconduct.

                 Section 15.2. Indemnification of the Trustee. The Lessee agrees to indemnify and hold harmless the Trustee (and its officers, directors, employees and agents) from and against any loss, liability, expense, damage or injury suffered or sustained by reason of, or arising out of or in connection with: (i) any acts or omissions of the Lessee pursuant to this Agreement and
(ii) the Trustee's appointment under the Indenture and the Trustee's performance of its obligations thereunder, or any document pertaining to any of the foregoing to which the Trustee is a signatory, including, but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, the Lessee shall have no duty to indemnify the Trustee to the extent such loss, liability, expense, damage or injury suffered or sustained is due to the Trustee's negligence or willful misconduct. Any such indemnification shall not be payable from the assets of NFLP. The provisions of this indemnity shall run directly to and be enforceable by the Trustee or any other Indemnified Person subject to the limitations hereof. The indemnification provided for in this Section 15.2 shall be in addition to any other indemnities available to the Trustee and shall survive the termination of the duties of the Lessee hereunder and the termination of this Agreement or a document to which the Trustee is a signatory or the resignation or removal of the Trustee.

                 Section 15.3. Reimbursement Obligation by the Lessee. The Lessee shall forthwith upon demand reimburse each Indemnified Person or the Trustee, as the case may be, for any sum or sums expended with respect to any of the foregoing, or shall pay such amounts directly upon request from such Indemnified Person or the Trustee, as the case may be; provided, however, that, if so requested by the Lessee, such Indemnified Person or the Trustee, as the case may be, shall submit to the Lessee a statement documenting any such demand for reimbursement or payment. To the extent that the Lessee in fact indemnifies any Indemnified Person or the Trustee under the indemnity provisions of this Agreement, the Lessee shall be subrogated to the rights of such Indemnified Person or the Trustee, as the case may be, in the affected transaction and shall have a right to determine the settlement of claims therein. The obligations of the Lessee contained in this Section 15 shall survive the expiration or earlier termination of this Agreement or any lease of any Vehicle hereunder; provided, however, that the factual or legal circumstances giving rise to the Lessor's or any other Indemnified Person's exposure to liability occur during the period that the Lease is in effect as to the Vehicle for which such exposure to liability arose.

                 Section 15.4. Notice to Lessee of Claims. Each applicable Indemnified Person or the Trustee, as the case may be, shall promptly notify the Lessee in writing (a "Notice of Claim") of the pendency of any such claim, action or facts referred to in this Section 15 for which indemnity may be required.

                 Section 15.5. Defense of Claims. Defense of any claim referred to in this Section 15 for which indemnity may be required shall, at the option and request of the Lessee, be conducted by the Lessee. Following receipt of any Notice of Claim, the Lessee will inform the Indemnified Person of its election to defend such claim. Such Indemnified Person may participate in any such defense at its own expense, provided such participation, in the Lessee's reasonable opinion, does not interfere with the Lessee's defense. The Lessee agrees that no Indemnified Person will be liable to the Lessee for any claim caused directly or indirectly by the inadequacy of any Vehicle for any purpose or any deficiency or defect therein or the use or maintenance thereof or any repairs, servicing or adjustments thereto or any delay in providing or failure to provide such or any interruption or loss of service or use thereof or any loss of business, all of which shall be the risk and responsibility of the Lessee, except to the extent that any of the foregoing is caused by the gross negligence or willful misconduct of such Indemnified Person. The rights and indemnities of each Indemnified Person hereunder are expressly made for the benefit of, and will be enforceable by, each Indemnified Person notwithstanding the fact that such Indemnified Person is not or is no longer a party to (or entitled to receive the benefits of) this Agreement. This general indemnity shall not affect any claims of the type discussed above, or otherwise, which the Lessee may have against the Manufacturer.

                 SECTION 16. SUCCESSORS AND ASSIGNS; ASSIGNMENT. This Agreement shall be binding upon the Lessor, the Lessee and their respective successors and assigns, and shall inure to the benefit of the Lessee, the Lessor, and the Trustee (for the benefit of the Series 1996-2 Noteholder and, if any, the other Noteholders of Shared Collateral Series Notes), the Master Collateral Agent (for the benefit of the Secured Parties), the NFC Collateral Agent (for the benefit of the NFC Secured Parties) and the Liquidity Agent as third party beneficiaries and their respective successors and assigns; provided, however, that the Lessee shall not have the right to assign its rights or delegate its duties under this Agreement without (i) the Lessor's, the Trustee's, the Liquidity Agent's, the NFC Collateral Agent's and, so long as it is an A Support Credit Enhancer, GM's prior written consent and (ii) receipt of written confirmation from each of the Rating Agencies that its then current rating will not be reduced or withdrawn with respect to any outstanding Commercial Paper Notes or, if applicable, Shared Collateral Series Notes as a result thereof; provided, further, however, the Lessee may rent such Vehicles to consumers in the ordinary course of its domestic daily rental businesses. Any purported assignment in violation of this Section 16 shall be void and of no force or effect. Nothing contained herein shall be deemed to restrict the right of the Lessee to acquire or dispose of, by purchase, lease, financing, or otherwise, motor vehicles that are not subject to the provisions of this Agreement.

                 SECTION 17.      DEFAULT AND REMEDIES THEREFOR.

                 Section 17.1. Events of Default. Any one or more of the following will constitute an event of default (a "Lease Event of Default") as that term is used herein:

                 Section 17.1.1. Non-Payment of Liabilities. The occurrence of (i) a default in the payment when due of any Monthly Base Rent, Monthly Variable Rent, Monthly Finance Rent, Termination Payment, Casualty Payment, Late Return Payment or Monthly Supplemental Payment, and the continuance thereof for, except in the case of any Monthly Variable Rent or Monthly Finance Rent, two (2) Business Days and, in the case of any Monthly Variable Rent or Monthly Finance Rent, five (5) Business Days, or (ii) a default in the payment when due of any amount payable under this Agreement (other than amounts described in clause (i) above) and the continuance thereof for five (5) Business Days;

                 Section 17.1.2. Unauthorized Assignment. Any unauthorized assignment or transfer of this Agreement by the Lessee occurs;

                 Section 17.1.3. Non-Performance of Covenants and Obligations. The Lessee fails to comply with or perform (i) its obligations under Section
25.5 or 25.6 within the time period specified in Section 17.3(vii)(y) hereof, or (ii) any other covenant, condition, agreement or provision of this Agreement (which failure does not constitute a Lease Event of Default under any of the other provisions of this Section 17) and the continuance of such failure under this clause (ii) (other than any such failure to comply with the provisions of Section 25.1, 25.2, 25.7, 25.8, or 25.9 hereof) for 30 days after the earlier of (x) the date the Lessor, the Master Collateral Agent, the Trustee, the Liquidity Agent or the NFC Collateral Agent delivers written notice thereof to the Lessee and (y) the date the Lessee obtains actual knowledge thereof;

                 Section 17.1.4.  Incorrect Warranties and Representations.
Any representation or warranty made by the Lessee in this Agreement or any Related Document is incorrect in any material respect (to the extent that such representation or warranty does not incorporate a materiality limitation in its terms) as of the date such warranty or representation is made and continues to be incorrect in any material respect (to the extent that such warranty or representation does not incorporate a materiality limitation in its terms) for a period of 30 days after the earlier of (i) the date on which written notice thereof shall have been given to the Lessee by the Lessor, the Master Collateral Agent, the Trustee, the Liquidity Agent or the NFC Collateral Agent and (ii) the date on which the Lessee obtains actual knowledge thereof; or any schedule, certificate, financial statement, report, notice, or other material writing furnished by the Lessee to the Lessor is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified and which continues to be incorrect in any material respect for a period of 10 days after the earlier of (a) the date on which written notice thereof shall have been given to the Lessee by the Lessor, the Master Collateral Agent, the Trustee, the Liquidity Agent or the NFC Collateral Agent and (b) the date on which the Lessee obtains actual knowledge thereof;

                 Section 17.1.5. Event of Bankruptcy. The occurrence of an Event of Bankruptcy with respect to the Lessee;

                 Section 17.1.6. Change in Control. The occurrence of a Change of Control;

                 Section 17.1.7. Judgments. One or more final judgments shall be entered by any court or courts against the Lessee for the payment of money exceeding $5,000,000 in the aggregate which judgment or judgments are not fully covered by insurance or by reserves shown on the financial statements of the Lessee and its Consolidated Subsidiaries that have been delivered to the Trustee, the Liquidity Agent and the NFC Collateral Agent in accordance herewith; or a warrant of attachment or execution or similar process shall be issued or levied against property of the Lessee which, together with all other such property of the Lessee subject to other such process, exceeds in value $5,000,000 in the aggregate, and if, within thirty (30) days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant or process shall not have been paid or discharged;

                 Section 17.1.8. Defaults on Indebtedness. The occurrence of any default under any indenture, agreement or instrument evidencing or securing Indebtedness of the Lessee in an aggregate principal amount of $5,000,000 or more as a result of which payment of such Indebtedness shall have become due prior its stated maturity; or

                 Section 17.1.9. Invalidity of or Default under Related Documents. (i) All or any portion of any Related Document (other than the Dealer Agreement or the Placement Agency Agreement) shall at any time and for any reason not be in full force and effect or be declared to be null and void, or a proceeding shall be commenced by the Lessee, or by any governmental authority having jurisdiction over the Lessee, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or (ii) any event shall occur and be continuing which constitutes an Amortization Event either (x) of the type set forth in Sections 9.1 through 9.1.15 (other than clause (c) of Section 9.1.11) of the Liquidity Agreement, or (y) of the type set forth in Section 9.1 of the Base Indenture or Article 6 of the Series 1996-2 Supplement, and not otherwise set forth in Sections 9.1 through 9.1.15 (other than clause (c) of Section 9.1.11) of the Liquidity Agreement, and, in the case of this clause (y), such event materially adversely affects the interest of the Lessor, the Trustee, the Secured Parties or the NFC Secured Parties.

                 Section 17.2. Effect of Lease Event of Default, etc. (a) If any Lease Event of Default described in Section 17.1.5 or any Liquidation Event of Default (other than under Section 9.1(a), 9.1(b) or 9.1(e)(i) (other than to the extent relating to Section 17.1.5 hereof) of the Base Indenture) shall occur and be continuing, the rights of the Lessee to place Vehicle Orders pursuant to this Agreement (but not otherwise) shall immediately terminate, and if any other Lease Event of Default or Liquidation Event of Default shall occur and be continuing, the rights of the Lessee to place Vehicle Orders pursuant to this Agreement (but not otherwise) shall terminate if the Lessee is so notified in writing by the NFC Collateral Agent (if pursuant to the

Liquidity Agreement the Liquidity Agent shall have terminated the Liquidity Commitments or shall have notified the Series 1996-2 Noteholder to cease making Series 1996-2 Advances or the NFC Collateral Agent shall have notified the Trustee or the Paying Agent to cease making available to the Lessor proceeds from the NFC Collection Account pursuant to the Series 1996-2 Supplement).

                 (b)      If a Lease Event of Default described in Section
17.1.5 or a Liquidation Event of Default (other than under Section 9.1(a), 9.1(b) or 9.1(e)(i) (other than to the extent relating to Section 17.1.5 hereof) of the Base Indenture) shall occur, then the Monthly Base Rent, the Monthly Supplemental Payment, Casualty Payments (in each case calculated as if all Vehicles had become Casualties or had ceased to be Eligible Vehicles during the Related Month), the Monthly Variable Rent, the Monthly Finance Rent (in each case calculated as if the full amount of interest, principal and other charges under the Series 1996-2 Note and, if any, other Shared Collateral Series Notes were then due and payable in full), Termination Payments and Late Return Payments shall, automatically, without further action by the Lessor, the Trustee, the NFC Collateral Agent or the Liquidity Agent, become immediately due and payable.

                 (c) If a Series 1996-2 Limited Liquidation Event of Default shall occur, then the Monthly Base Rent, the Monthly Supplemental Payment and Casualty Payments (in each case, calculated as if each Vehicle with respect to which the Lessor has terminated the Lessee's right to possession pursuant to Section 17.3(iii) had become a Casualty or had ceased to be an Eligible Vehicle during the Related Month), the Monthly Variable Rent and the Monthly Finance Rent (in each case calculated as if the full amount of interest, principal and other charges under the Series 1996-2 Note and, if any, other applicable Shared Collateral Series Notes were then due and payable in full), Termination Payments and Late Return Payments (in each case, with respect to each Vehicle with respect to which the Lessor has terminated the Lessee's right to possession pursuant to Section 17.3(iii)) shall automatically, without further action by the Lessor, the Trustee, the NFC Collateral Agent or the Liquidity Agent, become immediately due and payable.

                 (d) If any other Lease Event of Default or Liquidation Event of Default shall occur, the NFC Collateral Agent may declare the Rent and all other charges and payments (calculated as described in paragraph (b) above) to be due and payable, whereupon such Rent and such other charges and payments (as so calculated) shall, subject to Section 17.4, become immediately due and payable.

                 Section 17.3. Rights of Lessor, Trustee and NFC Collateral Agent Upon Lease Event of Default, Liquidation Event of Default or Series 1996-2 Limited Liquidation Event of Default. If a Lease Event of Default, Liquidation Event of Default or Series 1996-2 Limited Liquidation Event of Default shall occur:

                 (i) In the case of a Lease Event of Default that shall have occurred and be continuing, the Lessor at its option may (or if and as directed by the NFC Collateral Agent pursuant to the NFC Collateral Agreement shall) proceed by appropriate court action or actions, either at law or in equity, to enforce performance by the Lessee of the applicable covenants and terms of this Agreement or to recover damages for the breach hereof calculated in accordance with
         Section 17.4;

                 (ii) In the case of a Liquidation Event of Default or a Series 1996-2 Limited Liquidation Event of Default that shall have occurred and be continuing, the Lessor and the Trustee, to the extent provided in the Indenture, and the NFC Collateral Agent, to the extent provided in the NFC Collateral Agreement, shall have all the rights against the Lessee and the Collateral provided in the Indenture and the NFC Collateral Agreement upon such a Liquidation Event of Default or a Series 1996-2 Limited Liquidation Event of Default, as the case may be, including the right to take (under the specified circumstances) possession of Vehicles (to the extent specified in this Agreement or the Indenture or the NFC Collateral Agreement, as applicable) immediately;

                 (iii) In the case of a Liquidation Event of Default that has occurred, the NFC Collateral Agent may, by notice in writing to the Lessee and the other such Persons, terminate this Agreement in its entirety and/or the right of possession hereunder of the Lessee as to the Vehicles, and the Lessor (as directed by the NFC Collateral Agent) may direct delivery by the Lessee of documents of title to the Vehicles, whereupon all rights and interests of the Lessee to the Vehicles (except as otherwise provided herein) will cease and terminate (but the Lessee will remain liable hereunder as herein provided, calculated in accordance with Section 17.4); and, if a Series 1996-2 Limited Liquidation Event of Default has occurred, by notice in writing to the Lessee, terminate the right of possession hereunder of the Lessee as to such number of Vehicles as will generate proceeds from liquidation in an amount sufficient to pay all principal of and interest on the Series 1996-2 Note and, if any, all other related Shared Collateral Series Notes and the Lessor (as directed by the NFC Collateral Agent) may direct delivery by the Lessee of documents of title to such Vehicles, whereupon all right, title and interest of the Lessee to such Vehicles (except as otherwise provided herein) will cease and terminate (but the Lessee will remain liable hereunder as herein provided, calculated in accordance with Section 17.4); and thereupon, in either such case, the Lessor (as directed by the NFC Collateral Agent) or its agents may peaceably enter upon the premises of the Lessee or other premises where such Vehicles may be located and take possession of them and thenceforth hold, possess and enjoy the same free from any right of the Lessee, or its successors or assigns, to employ such Vehicles for any purpose whatsoever consistent with the mitigation of losses and damages, and the Lessor (or the NFC Collateral Agent on behalf of the Lessor) will, nevertheless, have a right to recover from the Lessee any and all amounts which under the terms of Section 17.2 (as limited by Section 17.4) of this Agreement may be then due. The Lessor (as directed by the NFC Collateral Agent) will provide the Lessee with written notice of the place and time of any sale of Financed Vehicles pursuant to this Section 17.3 at least five (5) days prior to the proposed sale, which notice period shall be deemed commercially reasonable, and the Lessee may purchase the Vehicle(s) at the sale. Each and every power and remedy hereby specifically given to the Lessor or the NFC Collateral Agent will be in addition to every other power and remedy hereby specifically given or now or hereafter existing at law, in equity or in bankruptcy and each and every power and remedy may be exercised from time to time and simultaneously and as often and in such order as may be deemed expedient by the Lessor or the NFC Collateral Agent, as applicable; provided, however, that the measure of damages recoverable against the Lessee will in any case be calculated in accordance with Section 17.4. All such powers and remedies will be cumulative, and the exercise of one will not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Lessor or the NFC Collateral Agent, as applicable, in the exercise of any such power or remedy and no renewal or extension of any payments due hereunder will impair any such power or remedy or will be construed to be a waiver of any default or any acquiescence therein. Any extension of time for payment hereunder or other indulgence duly granted to the Lessee will not otherwise alter or affect the rights of the Lessor or the NFC Collateral Agent or the obligations hereunder of the Lessee. The acceptance by the Lessor or the NFC Collateral Agent of any payment after it will have become due hereunder will not be deemed to alter or affect the rights of the Lessor or the NFC Collateral Agent hereunder with respect to any subsequent payments or defaults therein;

                 (iv) If the Lessee shall default in the due performance and observance of any of its obligations under Section 10, 24.5, 24.6, 24.7(iv), 24.7(vii), 24.10, 24.12, 25.3 or 25.4 hereof, and such default shall continue unremedied for a period of 30 days (other than in the case of a default under Section 24.6, for which the period will be 10 days) after notice thereof shall have been given to the Lessee by the NFC Collateral Agent, the NFC Collateral Agent or the Master Collateral Agent or the Lessor (at the direction of the NFC Collateral Agent), as applicable, shall have the ability to exercise all rights, remedies, powers, privileges and claims of the Lessee against the Manufacturers under or in connection with the Repurchase Programs with respect to (i) Vehicles the Lessee has determined to turn back to the Manufacturers under such Repurchase Programs and (ii) whether or not the Lessee shall then have determined to turn back such Vehicles, any Vehicles for which the applicable Repurchase Period will end within two months or less;

                 (v) Upon a default in the performance (after giving effect to any grace periods provided herein) by the Lessee of its obligations under Section 23.6 or 24.21 hereof with respect to certain Vehicles, the Lessor, the Master Collateral Agent, the Trustee or the NFC Collateral Agent shall have the right to take actions reasonably necessary to correct such default with respect to the subject Vehicles including the execution of UCC financing statements with respect to Repurchase Programs and other general intangibles and the completion of Vehicle Perfection and Documentation Requirements on behalf of the Lessee or the Lessor, as applicable;

                 (vi) Upon the occurrence of a Liquidation Event of Default, the Servicer will return all Vehicles to the related Manufacturer, in each case in accordance with the instructions of the Lessor (as directed by the NFC Collateral Agent). Upon the occurrence of a Series 1996-2 Limited Liquidation Event of Default, the Servicer will return Vehicles to the related Manufacturer to the extent necessary to generate proceeds in an amount sufficient to pay all interest on and principal of the Series 1996-2 Note and, if any, all other related Shared Collateral Series Notes, in each case in accordance with the instructions of the Lessor (as directed by the NFC Collateral Agent). To the extent any Manufacturer fails to accept any such Vehicles under the terms of the applicable Repurchase Program, the Lessor (as directed by the NFC Collateral Agent) shall have the right otherwise to dispose of such Vehicles and to direct the Servicer to dispose of such Vehicles in accordance with its instructions. In addition, the Lessor shall have all of the rights, remedies, powers, privileges and claims vis-a-vis the Lessee necessary or desirable to allow the Trustee to exercise the rights, remedies, powers, privileges and claims given to the Trustee pursuant to Sections 9.2 and 9.3 of the Base Indenture and/or the NFC Collateral Agent to exercise the rights, remedies, powers, privileges and claims given to the NFC Collateral Agent pursuant to Sections 4.03, 6.01 and 6.02 of the NFC Collateral Agreement, and the Lessee acknowledges that it has hereby granted the Lessor all of the rights, remedies, powers, privileges and claims granted to the Trustee pursuant to Article 9 of the Base Indenture and to the NFC Collateral Agent pursuant to Article VI of the NFC Collateral Agreement, respectively, and that, under certain circumstances set forth in the Base Indenture and the NFC Collateral Agreement, respectively, the Trustee or the NFC Collateral Agent may act in lieu of the Lessor in the exercise of such rights, remedies, powers, privileges and claims;

                 (vii) If the Lessee shall default in the due performance and observance of any of its obligations under Section 25.5 or 25.6 hereof, (x) the rights of the Lessee to place Vehicle Orders pursuant to this Agreement (but not otherwise) shall be suspended until the Lessee is in compliance with its obligations under such Sections and
         (y) if at the end of the following fiscal quarter the Lessee is not in compliance with its obligations under such Sections as recalculated as of any day subsequent to the day such non-compliance occurred, such non-compliance shall be at that time deemed to be a "Lease Event of Default" as set forth in Section 17.1.3(i) hereof;

                 (viii) By notice in writing to the Lessee, the NFC Collateral Agent may terminate the Power of Attorney (provided that, after any such termination of the Power of Attorney, the Lessor will follow the direction of the Servicer to release liens on Acquired Vehicles which liens are required to be released under the terms of this Agreement); and

                 (ix) Notwithstanding anything to the contrary contained herein, in the event that more than one of the Lessor, the Trustee and the NFC Collateral Agent elect to exercise their respective rights or remedies hereunder or notify the Lessee of their intent to do so, and such exercise of such rights or remedies by any such party conflicts or will conflict with such exercise of such rights or remedies by any other such party, the Trustee's rights and remedies and its exercise thereof shall control over those of the Lessor, and the NFC Collateral Agent's rights and remedies and its exercise thereof shall control over those of the Lessor and the Trustee.

                 Section 17.4. Measure of Damages. If a Lease Event of Default occurs and the Lessor, the Master Collateral Agent, the Trustee or the NFC Collateral Agent exercises the remedies granted to the Lessor, the Master Collateral Agent, the Trustee or the NFC Collateral

Agent under this Section 17 or under Section 9.2 of the Indenture or Article VI of the NFC Collateral Agreement, the amount that the Lessor shall be permitted to recover shall be equal to:

                 (i) all Rent and other charges and payments under this Agreement (calculated as provided in Section 17.2); plus

                 (ii) any damages and expenses which the Lessor, the Master Collateral Agent, the Trustee or the NFC Collateral Agent shall have sustained by reason of the Lease Event of Default, together with reasonable sums for such attorneys' fees and such expenses as will be expended or incurred in the seizure, storage, rental or sale of the Vehicles or in the enforcement of any right or privilege hereunder or in any consultation or action in such connection; plus

                 (iii) all other amounts due and payable under this Agreement; plus

                 (iv) interest from time to time on amounts due and unpaid under this Agreement at the VFR plus 1% per annum computed from the date of the Lease Event of Default or the date payments were originally due the Lessor under this Agreement or from the date of each expenditure by the Lessor, the Master Collateral Agent, the Trustee or the NFC Collateral Agent, as applicable, which is recoverable from the Lessee pursuant to this Section 17, as applicable, to and including the date payments are made by the Lessee; minus

                 (v) an amount equal to all sums realized by the Lessor, the Master Collateral Agent, the Trustee and the NFC Collateral Agent from the liquidation of the Financed Vehicles leased hereunder (either by receipt of payment from the Manufacturers under Repurchase Programs, from sales of Vehicles to third parties, or otherwise).

                 Section 17.5. Application of Proceeds. The proceeds of any sale or other disposition of any Financed Vehicles pursuant to Section 17.3 shall be applied in the following order: (i) to the reasonable costs and expenses incurred by the Lessor or its agent in connection with such sale or disposition, including any reasonable costs associated with repairing such Vehicles, and reasonable attorneys' fees in connection with the enforcement of this Agreement, (ii) to the payment of outstanding Rent and other charges and payments under the Lease (such proceeds to be applied first, to outstanding Monthly Variable Rent and Monthly Finance Rent pro rata, second, to outstanding Base Rent and Monthly Supplemental Payments pro rata, third, to outstanding Termination Payments, Casualty Payments and Late Return Payments pro rata and fourth, to outstanding late charges pursuant to Sections 5.4 and 17.4(iv)),
(iii) to the payment of all other amounts due hereunder and (iv) any remaining proceeds to the Lessee or such Person as may be lawfully entitled thereto.

                 SECTION 18. CERTAIN LIMITED AMORTIZATION EVENTS. Upon the occurrence of a Limited Amortization Event of the type set forth in Section
9.3.1 of the

Liquidity Agreement with respect to a Manufacturer, the Lessee on behalf of the Lessor (a) shall no longer place Vehicle Orders for additional Vehicles from such Manufacturer (each, a "Defaulting Manufacturer") and (b) shall cancel any Vehicle Order for Vehicles of such Defaulting Manufacturer to which a vehicle identification number (a "VIN") has not been assigned as of the date such Limited Amortization Event occurs (to the extent such Vehicle Order is cancelable, with or without penalty).

                 SECTION 19. CERTIFICATION OF TRADE OR BUSINESS USE. Pursuant to Section 7701 of the Code and as set forth in Attachment C hereto, the Lessee will warrant and certify that (1) the Lessee intends to use the Acquired Vehicles in a trade or business of the Lessee, and (2) the Lessee has been advised that it will not be treated as the owner of the Acquired Vehicles for federal income tax purposes.

                 SECTION 20. SURVIVAL. In the event that, during the term of this Agreement, the Lessee becomes liable for the payment or reimbursement of any obligations, claims or taxes pursuant to any provision hereof, such liability will continue, notwithstanding the expiration or termination of this Agreement, until all such amounts are paid or reimbursed by the Lessee.

                 SECTION 21. RIGHTS OF LESSOR PLEDGED TO MASTER COLLATERAL AGENT, TRUSTEE AND NFC COLLATERAL AGENT. Notwithstanding anything to the contrary contained in this Agreement, the Lessee acknowledges that each of the Lessee and the Lessor, pursuant to the Master Collateral Agency Agreement, has granted a security interest to the Master Collateral Agent, for the benefit of the Trustee (for the benefit of the Series 1996-2 Noteholder) and the NFC Collateral Agent (for the benefit of the NFC Secured Parties), respectively, in all of its right, title and interest in, to and under the Vehicles, the related Repurchase Programs, the Master Collateral Account and all other Master Collateral specified in the Master Collateral Agency Agreement as being pledged by National or NFLP, and further acknowledges that the Lessor, pursuant to the Series 1996-2 Supplement and the Indenture, has granted a security interest to the Trustee (for the benefit of the Series 1996-2 Noteholder) in all of its right, title and interest in, to and under the NFLP Agreements, the NFC Collection Account and the other Collateral described in the Series 1996-2 Supplement, and NFC, pursuant to the NFC Collateral Agreement, has granted a security interest to the NFC Collateral Agent (for the benefit of the NFC Secured Parties) in all of its right, title and interest in, to and under the Indenture, the Series 1996-2 Supplement and the Series 1996-2 Note, the NFC Collateral Account and the other Assigned Collateral described in the NFC Collateral Agreement. Accordingly, the Lessee agrees that:

                 (i) Subject to the terms of the Indenture and the NFC Collateral Agreement, respectively, the Trustee and the NFC Collateral Agent, respectively, shall have all the rights, powers, privileges and remedies of the Lessor hereunder; provided, however, that the NFC Collateral Agent shall control the exercise of such rights, powers, privileges and remedies. Specifically, the Lessee agrees that, upon the occurrence of an Amortization Event, the NFC Collateral Agent or the Trustee (at the direction of the NFC Collateral

         Agent) or, with respect to any Master Collateral, the Master Collateral Agent (for and on behalf of the Trustee and, ultimately, the NFC Collateral Agent) may exercise any right or remedy against the Lessee provided for herein or in the Indenture, the NFC Collateral Agreement or the Master Collateral Agency Agreement, as applicable, and the Lessee will not interpose as a defense that such claim should have been asserted by the Lessor;

                 (ii) Upon the delivery by the Master Collateral Agent or the NFC Collateral Agent of any notice to the Lessee stating that a Lease Event of Default or any other Amortization Event has occurred, then the Lessee, will, if so requested by the Master Collateral Agent (with respect to the Master Collateral) or the NFC Collateral Agent (with respect to the Assigned Collateral), treat the Master Collateral Agent or the NFC Collateral Agent, as the case may be, or the designee of the Master Collateral Agent or the NFC Collateral Agent, as the case may be, for all purposes as the Lessor hereunder and in all respects comply with all obligations under this Agreement that are asserted by the Master Collateral Agent or the NFC Collateral Agent, as the case may be, as the successor to the Lessor hereunder, irrespective of whether the Lessee has received any such notice from the Lessor;

                 (iii) The Lessee acknowledges that pursuant to the Indenture, the Lessor has irrevocably authorized and directed the Lessee to, and the Lessee shall, make payments of Rent and other charges and payments hereunder by deposit directly to the NFC Collection Account established by the Trustee for receipt of such payments pursuant to the Indenture and the Series 1996-2 Supplement (or to such other account as the NFC Collateral Agent may from time to time specify to the Lessee), and such payments shall discharge the obligation of the Lessee to the Lessor hereunder with respect to Rent and other charges and payments to the extent of such payments;

                 (iv) Upon request made by the Master Collateral Agent at any time, the Lessee will take such actions as are requested by the Master Collateral Agent to maintain the Master Collateral Agent's perfected first priority security interest in the Vehicles leased under this Agreement, the Certificates of Title with respect thereto and the Master Collateral pursuant to the Master Collateral Agency Agreement;

                 (v) A security interest in the Lessor's rights under this Agreement has been granted by the Lessor to the Trustee pursuant to the Series 1996-2 Supplement and the Indenture as collateral security only for the Series 1996-2 Note (but not for the benefit of any Holders of any other Notes, other than any other Shared Collateral Series Notes, if any, as contemplated by the Supplement relating thereto) and, accordingly, all references herein to "all" Series of Notes shall refer only to the Series 1996-2 Note and, if any, all other Shared Collateral Series Notes;

                 (vi) Each of the Trustee and the NFC Collateral Agent is hereby irrevocably appointed the true and lawful attorney-in-fact of the Lessee, in its name and stead, to make all necessary deeds, bills of sale and instruments of assignment and transfer of the property of the Lessee sold pursuant to Section
         9.3 of the Base Indenture or Article VI of the NFC Collateral Agreement, respectively (including without limitation, any Financed Vehicles), and for such other purposes as are necessary or desirable to effectuate the provisions of the Indenture and the NFC Collateral Agreement, and for that purpose the Trustee (at the direction of the NFC Collateral Agent) and/or the NFC Collateral Agent, as applicable, may execute and deliver all necessary deeds, bills of sale and instruments of assignment and transfer, and may substitute one or more Persons with like power, the Lessee hereby ratifying and confirming all that its said attorney, or such substitute or substitutes, shall lawfully do by virtue hereof, but if so requested by the Trustee (at the direction of the NFC Collateral Agent) and/or the NFC Collateral Agent, as applicable, or by any purchaser, the Lessee shall ratify and confirm any such sale or transfer by executing and delivering to the Trustee and/or the NFC Collateral Agent, as applicable, or to such purchaser all such property, deeds, bills of sale, instruments of assignment and transfer and releases as may be designated in any such request;

                 (vii) In the event that the Trustee (at the direction of the NFC Collateral Agent) determines to take action pursuant to the provisions of Section 9.2(e) of the Base Indenture and/or the NFC Collateral Agent determines to take action pursuant to the last sentence of Section 6.01(b) of the NFC Collateral Agreement, as applicable, the Trustee and/or the NFC Collateral Agent, as applicable, may, without notice to the Lessor (unless such notice is required by applicable state law), the Servicer or the Lessee, direct the Master Collateral Agent to take legal proceedings for the appointment of a receiver to take possession of Vehicles pending the sale thereof and in any such event the Trustee and/or the NFC Collateral Agent, as applicable, shall be entitled to the appointment of a receiver for the Vehicles, and none of the Lessor, the Servicer or the Lessee shall object to such appointment;

                 (viii) The Lessee hereby authorizes the Lessor and the NFC Collateral Agent, as applicable, to give directions to the Master Collateral Agent to perform any obligation which the Lessee shall have failed to perform under the Related Documents, including, but not limited to, any directions permitted by Section 3.4 of the Master Collateral Agency Agreement; and

                 (ix) Notwithstanding anything to the contrary contained herein, in the event that the Trustee and the NFC Collateral Agent elect to exercise their respective rights or remedies hereunder or notify the Lessor of their intent to do so, and such exercise of such rights or remedies by one such party conflicts or will conflict with such exercise of such rights or remedies by the other such party, the NFC Collateral Agent's rights and remedies and its exercise thereof shall control over those of the Trustee.

                 SECTION 22. MODIFICATION AND SEVERABILITY. No delay on the part of the Lessor, the Trustee, the Liquidity Agent, the NFC Collateral Agent, the Master Collateral Agent or, so long as it is an A Support Credit Enhancer, GM in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall in any event be effective unless (a) the same shall be in writing and signed and delivered by the Lessor and the Lessee, (b) consented to in writing by the Trustee, the NFC Collateral Agent and, so long as it is an A Support Credit Enhancer, GM (unless (i) such amendment, modification, waiver or consent is made only to cure any apparent ambiguity or to correct or supplement any provision in this Agreement that may be inconsistent with any other provision herein, (ii) as evidenced by an Officer's Certificate from duly authorized officers of the Lessor and the Lessee, which shall have been delivered by the Lessee to the Trustee, the NFC Collateral Agent and, so long as it is an A Support Credit Enhancer, GM, such amendment, modification, waiver or consent will not materially adversely affect the interests of the Lessor, the Trustee, the Secured Parties or the NFC Secured Parties, and (iii) a copy of such amendment, modification, waiver or consent is furnished to the Trustee, the NFC Collateral Agent and, so long as it is an A Support Credit Enhancer, GM no later than ten days prior to the execution thereof by the Lessor and the Lessee) and (c) the Lessor shall have received in writing confirmation from each of the Rating Agencies that its then current rating with respect to any Commercial Paper Notes and, if applicable, any outstanding Shared Collateral Series Notes, respectively, will not be reduced or withdrawn as a result thereof.

                 SECTION 23.  CERTAIN REPRESENTATIONS AND WARRANTIES.
National, in its capacity as Lessee and as Servicer, represents and warrants to the Lessor that as of the Series 1996-2 Closing Date and as of each Vehicle Funding Date (and each of such representations and warranties will be deemed to be remade as of the Closing Date with respect to each Series of Shared Collateral Series Notes):

                 Section 23.1. Organization; Ownership; Power; Qualification. National (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted, and (iii) is duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of its properties or the nature of its businesses requires such qualification or authorization, except where the failure to so qualify is not reasonably likely to have a Material Adverse Effect.

                 Section 23.2. Authorization: Enforceability. National, in its capacities as Lessee and as Servicer, has the corporate power and has taken all necessary corporate action to authorize it to execute, deliver and perform this Agreement and each of the other Related Documents to which it is a party in accordance with their respective terms, and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Lessee and the Servicer and is, and each of the other Related Documents to which the Lessee or the Servicer is a party is, a legal, valid and binding obligation of the Lessee or the Servicer, as applicable, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization and similar laws affecting creditors generally and by the availability of equitable remedies.

                 Section 23.3. Compliance. (a) The execution, delivery and performance, in accordance with their respective terms, by National, in its capacities as Lessee and as Servicer, of this Agreement and each of the other Related Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) require any consent, approval, authorization or registration not already obtained or effected, except where the failure to obtain any such consent, approval or authorization or to register is not reasonably likely to have a Material Adverse Effect, (ii) violate any applicable law with respect to National, in its capacity as Lessee or as Servicer or otherwise, as applicable, which violation is reasonably likely to have a Material Adverse Effect, (iii) conflict with, result in a breach of, or constitute a default under the certificate of incorporation or by-laws of National, or under any indenture, agreement, or other instrument to which National, in its capacity as Lessee or as Servicer or otherwise, is a party or by which its properties may be bound, which conflict, breach or default is reasonably likely to have a Material Adverse Effect, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by National, in its capacity as Lessee or as Servicer or otherwise, except Permitted Encumbrances.

                 (b) To the knowledge of National, National, in its capacities as Lessee and as Servicer and otherwise, is in compliance with all applicable laws (including rules and regulations thereunder) of federal, state, local and foreign governments (and all agencies thereof) other than Environmental Laws, which are separately addressed in Section 23.19 hereof, except where the failure to comply is not reasonably likely to have a Material Adverse Effect.

                 Section 23.4.  Financial Information; Financial Condition.
All financial statements (including the notes thereto) referred to in the following sentence and hereafter furnished to the Lessor, the Master Collateral Agent, the Trustee or the NFC Collateral Agent pursuant to Section 24.7 hereof have been and will be prepared in accordance with GAAP and do and will present fairly the financial condition of the entities involved as of the dates thereof and the results of their operations for the periods covered thereby, subject, in the case of all unaudited statements, to normal year-end adjustments and lack of footnotes and other presentation items. Such financial statements include the audited consolidated balance sheet of National and its Consolidated Subsidiaries as of May 31, 1996 and the related statements of income, changes in stockholders' equity and cash flow as of and for the fiscal year ending on such date, which have been furnished to the Lessor, the Trustee and the NFC Collateral Agent on or prior to the date hereof.

                 Section 23.5. Litigation. Except for claims as to which the insurer has admitted coverage in writing and which are fully covered by insurance, no claims, litigation (including, without limitation, derivative actions), arbitration, governmental investigation or proceeding or inquiry is pending or, to the best of the Lessee's knowledge, threatened against the Lessee which is reasonably likely to have a Material Adverse Effect.

                 Section 23.6. Liens. The Vehicles and other Master Collateral are free and clear of all Liens other than Permitted Liens. The Lessor (or the Master Collateral Agent on behalf of the Lessor) has obtained, as security for the Liabilities, a first priority perfected Lien on all Vehicles and all the Master Collateral with respect to which the Trustee (for the benefit of the Series 1996-2 Noteholder) and the NFC Collateral Agent (for the benefit of the NFC Secured Parties), respectively, are designated as the Beneficiaries under the Master Collateral Agency Agreement. All Vehicle Perfection and Documentation Requirements with respect to all Vehicles on or after the date hereof have and will continue to be satisfied; except to the extent that the failure to comply with such requirements does not, in the aggregate, materially adversely affect either the interests of the Lessor, the Master Collateral Agent, the Trustee, the NFC Collateral Agent, the Secured Parties or the NFC Secured Parties under this Agreement or the Indenture or the NFC Collateral Agreement or the likelihood of payment of all Rent and other charges and payments due under this Agreement.

                 Section 23.7. Employee Benefit Plans. (a) During the twelve consecutive month period prior to (i) the Series 1996-2 Closing Date and (ii) each Vehicle Funding Date: (x) no steps have been taken by the Lessee or any member of the Controlled Group, or to the knowledge of the Lessee, by any Person, to terminate any Pension Plan (other than a Pension Plan with no unfunded benefit liabilities on a termination basis); and (y) no contribution failure has occurred with respect to any Pension Plan maintained by the Lessee or any member of the Controlled Group sufficient to give rise to a Lien under
Section 302(f)(1) of ERISA in connection with such Pension Plan; and (b) no condition exists or event or transaction has occurred with respect to any Pension Plan which could reasonably be expected to result in the incurrence by the Lessee or any member of the Controlled Group of liabilities, fines or penalties in an amount that is reasonably likely to have a Material Adverse Effect.

                 Section 23.8. Investment Company Act. The Lessee is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act, and the Lessee is not subject to any other statute which would have a material adverse effect on its ability to perform its obligations under this Agreement or the other Related Documents, and the entering into or performance by the Lessee of this Agreement does not violate any provision of such Act and does not require any consent, approval or authorization of, or registration with, the Securities and Exchange Commission or any other governmental or public body or authority.

                 Section 23.9. Regulations G, T, U and X. The Lessee is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System). Neither the Lessee nor any Person acting on its behalf has taken or will take action to cause the execution, delivery or performance of this Agreement or the financing or acquisition of the Vehicles to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

                 Section 23.10.  Business Locations; Trade Names.  Schedule
23.10 lists where the Lessee maintains its chief executive office, principal place of business, and location of its consolidated business and financial records; and Schedule 23.10 also lists the Lessee's legal name and each name under or by which the Lessee conducts its business and each state in which the Lessee conducts business.

                 Section 23.11. Taxes. The Lessee has filed all tax returns which have been required to be filed by it, and has paid or provided adequate reserves for the payment of all taxes, including, without limitation, all payroll taxes and federal and state withholding taxes, and all assessments payable by it that have become due, other than those that are not yet delinquent or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP. As of the Series 1996-2 Closing Date, there is no ongoing audit (other than routine sales tax audits and other routine audits) or, to the Lessee's knowledge, other governmental investigation of the tax liability of the Lessee and there is no unresolved claim by a taxing authority concerning the Lessee's tax liability for any period for which returns have been filed or were due other than those contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP.

                 Section 23.12. Governmental Authorizations. National, in its capacity as the Lessee and the Servicer and otherwise, has all licenses, franchises, permits and other governmental authorizations necessary for all businesses presently carried on by it (including owning and leasing the real and personal property owned and leased by it), except where failure to obtain such licenses, franchises, permits and other governmental authorizations is not reasonably likely to have a Material Adverse Effect.

                 Section 23.13. Absence of Default. National is in compliance with all of the provisions of its certificate of incorporation and by-laws and no event has occurred or failed to occur which has not been remedied or waived, the occurrence or non-occurrence of which constitutes (i) a Lease Event of Default or Potential Lease Event of Default, or (ii) an event of default by National, in its capacity as the Lessee or the Servicer or otherwise, under any material indenture, agreement or other instrument (other than the Related Documents) that is reasonably likely to have a Material Adverse Effect, and the Lessee is not subject to any judgment, decree or final order pursuant to which National, in its capacity as the Lessee or the Servicer or otherwise, or any of its properties may be bound or affected that is reasonably likely to have a Material Adverse Effect.

                 Section 23.14. Compliance with Requirements of Law. Except as disclosed in Schedule 23.14 hereto, National, in its capacity as the Lessee or the Servicer or otherwise: (i) is not in violation of any law, ordinance, rule, regulation or order of any Governmental Authority applicable to it or its property, which violation is reasonably likely to have a Material Adverse Effect, and no such violation has been alleged, (ii) has filed in a timely manner all reports, documents and other materials required to be filed by it with any governmental bureau, agency or instrumentality (and the information contained in each of such material filings is true, correct and complete in all material respects), except where failure to make such filings is not reasonably likely to have a Material Adverse Effect and (iii) has retained all records and documents required to be retained by it pursuant to any Requirement of Law, except where failure to retain such records is not reasonably likely to have a Material Adverse Effect.

                 Section 23.15. Eligible Vehicles. Each Vehicle is or will be, on the Vehicle Funding Date therefor hereunder, an Eligible Vehicle.

                 Section 23.16. Repurchase Programs. No Manufacturer Default or Manufacturer Ineligibility Event has occurred and is continuing.

                 Section 23.17. Title to Assets. National has good, legal and marketable title to, or a valid leasehold interest in, all of its assets, except to the extent no Material Adverse Effect is reasonably likely to result. National's assets are in reasonably good repair and operating condition (subject to normal wear and tear and normal course reserves and accruals).

                 Section 23.18. Accuracy of Information. All certificates, reports, statements, documents and other information furnished to the Lessor, the Trustee, the Master Collateral Agent, the Liquidity Agent or the NFC Collateral Agent, by the Lessee pursuant to any provision of any Related Document, or in connection with or pursuant to any amendment or modification of, or waiver under, any Related Document, shall, at the time the same are so furnished, be complete and correct in all material respects to the extent necessary to give the Lessor, the Trustee, the Master Collateral Agent, the Liquidity Agent or the NFC Collateral Agent, as the case may be, true and accurate knowledge of the subject matter thereof, and the furnishing of the same to the Lessor, the Trustee, the Master Collateral Agent, the Liquidity Agent or the NFC Collateral Agent, as the case may be, shall constitute a representation and warranty by the Lessee made on the date the same are furnished to the Lessor, the Trustee, the Master Collateral Agent, the Liquidity Agent or the NFC Collateral Agent, as the case may be, to the effect specified herein.

                 Section 23.19. Environmental Matters. (a) To the knowledge of the Lessee, National, in its capacity as the Lessee and the Servicer and otherwise, is in compliance with all Environmental Laws, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect.

                 (b) To the knowledge of the Lessee, National, in its capacity as the Lessee and the Servicer and otherwise, has obtained and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental Laws for the occupation of its facilities and the operation of its business, except for such failure to obtain or comply which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                 (c) To the knowledge of the Lessee, National, in its capacity as the Lessee or the Servicer or otherwise, has not, since the Series 1996-2 Closing Date, received any written notice, claim, demand, report or other information that it has not provided to the Lessor, the Trustee, the Liquidity Agent, the NFC Collateral Agent and each Rating Agency regarding any violation by National, in its capacity as the Lessee or the Servicer or otherwise, or Old National of, or National Liabilities under, Environmental Laws (including without limitation liability for investigatory costs, cleanup or remediation or removal costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties arising out of or relating to the presence, discharge, emission, release or threatened release of any Hazardous Substances at any location), except for any such violation or National Liability that would not reasonably be expected to have a Material Adverse Effect.

                 (d) To the knowledge of the Lessee, National, in its capacity as the Lessee or the Servicer or otherwise, has not entered into, has not agreed to, and is not subject to any judgment, decree, or order under any Environmental Law, including without limitation relating to compliance or to investigation, cleanup, remediation or removal of Hazardous Substances, which judgment, decree, or order would reasonably be expected to have a Material Adverse Effect.

                 Section 23.20. Burdensome Provisions. National, in its capacity as the Lessee or the Servicer or otherwise, is not a party to or bound by any Contractual Obligation that is reasonably likely to have a Material Adverse Effect.

                 Section 23.21. Solvency. The Lessee is not insolvent (as such term is defined in the Bankruptcy Code), has adequate capital or assets to carry on its businesses, and intends to and believes that it will be able to pay its debts as such debts become due.

                 Section 23.22. Stock Ownership. All common stock of the General Partner of the Lessor owned by the Lessee is owned free and clear of all Liens.

                 Section 23.23. Necessary Actions. Upon the Servicer causing the Lien of the Master Collateral Agent to be noted on the Certificates of Title with respect to the Vehicles or as otherwise provided for by the Master Collateral Agency Agreement or the Indenture, all filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interest granted to the Master Collateral Agent in respect of the Master Collateral have been accomplished and the security interest granted to the Master Collateral Agent pursuant to the Master Collateral Agency Agreement in and to the Master Collateral constitutes a perfected security interest therein prior to the rights of all other Persons therein and subject to no other Liens other than Permitted Liens and is entitled to all rights, priorities and benefits afforded to perfected security interests by the UCC or other relevant law as enacted in any relevant jurisdiction.

                 Section 23.24. Supplemental Documents True and Correct. All information contained in any Vehicle Order, any Vehicle Acquisition Schedule or any other material

Supplemental Document which has been submitted, or which may hereafter be submitted by the Lessee to the Lessor is, or will be, true, correct and complete in all material respects.

                 Section 23.25. Initial Vehicles. As of the Series 1996-2 Closing Date, there are no Initial Vehicles that are part of the Refinanced Vehicles.

                 SECTION 24. CERTAIN AFFIRMATIVE COVENANTS. The Lessee and, as applicable, the Servicer, each covenants and agrees that, until the expiration or termination of this Agreement, and thereafter until the obligations of the Lessee and the Servicer under this Agreement and the Related Documents are satisfied in full, unless at any time the Lessor, the Master Collateral Agent, the Trustee, the NFC Collateral Agent and, so long as it is an A Support Credit Enhancer, GM shall otherwise expressly consent in writing, it will:

                 Section 24.1. Corporate Existence; Foreign Qualification. Do and cause to be done at all times all things necessary to (i) maintain and preserve its corporate existence and corporate power and authority to own its properties and to carry on its business, (ii) be duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary and the failure to so qualify is reasonably likely to have a Material Adverse Effect and (iii) comply with all Contractual Obligations and Requirements of Law binding upon it, except to the extent that the failure to comply therewith is not reasonably likely to, in the aggregate, have a Material Adverse Effect.

                 Section 24.2. Books, Records and Inspections. (i) Maintain complete and accurate books and records with respect to Vehicles leased under this Agreement and the other Master Collateral; (ii) at any time and from time to time during regular business hours, upon not less than reasonable prior notice from the Lessor, the Master Collateral Agent, the Trustee or the NFC Collateral Agent, permit the Lessor, the Master Collateral Agent, the Trustee or the NFC Collateral Agent (or such other person who may be designated from time to time by the Lessor, the Master Collateral Agent, the Trustee or the NFC Collateral Agent), or its agents or representatives to examine and make copies of such books, records and documents in the possession or under the control of the Lessee relating to the Vehicles leased under this Agreement and the other Master Collateral as the Lessor, the Master Collateral Agent, the Trustee, the NFC Collateral Agent or such person may reasonably request (including in connection with the Lessor's, the Trustee's, the Master Collateral Agent's or the NFC Collateral Agent's satisfaction of any requests of a Manufacturer performing an audit under its Repurchase Program); and (iii) permit the Lessor, the Master Collateral Agent, the Trustee or the NFC Collateral Agent to visit the office (which office shall be in the continental United States and, if it is not the office where such materials normally are kept, shall be accessible without unreasonable effort or expense) and properties of the Lessee for the purpose of examining such materials, and to discuss matters relating to the Vehicles leased under this Agreement and the other Master Collateral or the Lessee's (or the Servicer's) performance under this Agreement with the Lessee's independent public accountants or with any of the officers or employees of the Lessee having knowledge of such matters; provided, however, that in the case of clauses (ii) and (iii) above, any of the Master Collateral Agent, the Trustee, the NFC Collateral Agent and/or their agents or representatives, as applicable, examining any such material shall perform such examination at the same time as the other such parties performing such examination of such material.

                 Section 24.3. Maintenance of Properties. Maintain or cause to be maintained (i) in the ordinary course of business in good repair, working order and condition (reasonable wear and tear excepted) all properties, including, without limitation, vehicles necessary for the operation of its businesses, and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments, and improvements thereto, except to the extent no Material Adverse Effect is reasonably likely to result, and (ii) good, legal and marketable title to, or a valid leasehold interest in, all of its assets other than in the case of any Vehicles or other assets that, in the aggregate, are immaterial.

                 Section 24.4. Accounting Methods; Financial Records. Maintain, and cause its material Subsidiaries to maintain, a system of accounting established and administered in accordance with GAAP, keep, and cause its material Subsidiaries to keep, adequate records and books of account in which complete entries will be made in accordance with such accounting principles and reflecting all transactions required to be reflected by such accounting principles and keep, and cause its material Subsidiaries to keep, accurate and complete records of their respective properties and assets.

                 Section 24.5. Insurance. (a) Maintain or cause to be maintained, with financially sound and reputable insurers satisfactory to the Lessor, the Trustee and the NFC Collateral Agent, (i) personal injury and damage insurance (including self-insurance) with respect to the Vehicles and
(ii) insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations and the Lessee shall, from time to time, deliver to the Lessor, the Trustee and the NFC Collateral Agent, as the Lessor, the Trustee or the NFC Collateral Agent, as applicable, shall request, copies of certificates describing all insurance then in effect; provided, however, that the Lessee may continue its current practices of self-insurance setting aside adequate reserves to cover any and all losses: (x) which would otherwise be covered under any standard comprehensive and collision policies of insurance; and (y) arising from liability to third parties for bodily injuries, death, and property damage in an aggregate amount up to Two Million Dollars ($2,000,000) per occurrence or such greater amount per occurrence as may be from time to time hereafter approved in writing by the Lessor, the Trustee and the NFC Collateral Agent (which approval shall not be unreasonably withheld); provided, further, however, that the Lessee shall obtain excess insurance coverage in an amount not less than Thirty Million Dollars ($30,000,000) for any claims of liability against the Lessee relating to its ownership or use of vehicles.

                 (b) The Lessee will require that each insurance policy referred to in the foregoing clause (a) provide for at least thirty (30) days prior written notice to the Master Collateral Agent of any termination of or proposed cancellation or nonrenewal of such policy and that each insurance policy insuring assets pledged to the Master Collateral Agent name the Master Collateral Agent as an additional insured or additional loss payee, as appropriate, pursuant to certificates in form and substance reasonably satisfactory to the Master Collateral Agent.

                 Section 24.6. Repurchase Programs. Turn in each Vehicle leased by the Lessee to the relevant Manufacturer within the Repurchase Period therefor pursuant to Section 12.2. (unless the Lessee (i) sells such Vehicle pursuant to Section 27 and, prior to the end of the Repurchase Period therefor, causes to be deposited to the Master Collateral Account (or as otherwise directed by the NFC Collateral Agent pursuant to the NFC Collateral Agreement) the sales proceeds therefor in cash in an amount pursuant to such Section, (ii) purchases such Vehicle as permitted by, and pursuant to the requirements of, this Agreement and, prior to the end of the Repurchase Period therefor, deposits to the NFC Collection Account (or as otherwise directed by the NFC Collateral Agent pursuant to the NFC Collateral Agreement) the purchase price therefor in cash in the amount so required, or (iii) in the case of any Vehicle that becomes a Casualty or ceases to be an Eligible Vehicle, deposits to the NFC Collection Account (or as otherwise directed by the NFC Collateral Agent pursuant to the NFC Collateral Agreement) the Casualty Payment therefor in cash pursuant to Section 7); and, with respect to each Vehicle leased by the Lessee, comply in all material respects with all of its obligations under the Repurchase Program relating to such Vehicle.

                 Section 24.7. Reporting Requirements. Except as otherwise specified below, furnish, or cause to be furnished to the Lessor, the Master Collateral Agent, the Trustee, the NFC Collateral Agent, and, in the case of items (iii)(b), (vi) and (x) below, each Rating Agency, and, in the case of items (i), (ii), (vi) and (xi), any Holder of any Shared Collateral Series Note that has delivered to the Lessor a written request for same:

                 (i) Audit Report. As soon as available and in any event within 90 days after the end of each fiscal year of the Lessee, (x) consolidated and consolidating financial statements consisting of a balance sheet of the Lessee and its Subsidiaries as at the end of such fiscal year and statements of income, stockholders' equity and cash flows of the Lessee and its Subsidiaries for such fiscal year, setting forth in comparative form the corresponding figures for the preceding fiscal year (if applicable), certified by and containing an opinion, unqualified as to scope, of Arthur Andersen & Co. or other independent certified public accountants of nationally recognized standing selected by the Lessee and acceptable to the Lessor, the Trustee and the NFC Collateral Agent, and (y) a letter in customary form from such accountants addressed to the Lessor, the Trustee, the Master Collateral Agent and the NFC Collateral Agent stating that, in the course of their annual audit of the books and records of the Lessee and its Subsidiaries, no Potential Lease Event of Default or Lease Event of Default has come to their attention which was continuing at the close of such fiscal year or on the date of their letter, or, if such an event has come to the attention of such accountants and was continuing at the close of such fiscal year or on the date of their letter, the nature of such event, it being understood that such accountants shall have no liability to the Lessor, the Trustee, the

         Master Collateral Agent or the NFC Collateral Agent by reason of the failure of such accountants to obtain knowledge of the occurrence or continuance of such a Potential Lease Event of Default or Lease Event of Default;

                 (ii) Quarterly Statements. As soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Lessee, (x) financial statements consisting of consolidated and consolidating balance sheets of the Lessee and its Subsidiaries as at the end of such quarter and statements of income, stockholders' equity and cash flows of the Lessee and its Subsidiaries for each such quarter, setting forth in comparative form the corresponding figures for the corresponding periods of the preceding fiscal year (if applicable), all in reasonable detail and certified (subject to normal year-end audit adjustments) by a senior financial officer of the Lessee as having been prepared in accordance with GAAP, and (y) a letter from such officer addressed to the Lessor, the Trustee, the Master Collateral Agent and the NFC Collateral Agent stating that no Potential Lease Event of Default or Lease Event of Default has come to his attention which was continuing at the end of such quarter or on the date of his letter, or, if such an event has come to his attention and was continuing at the end of such quarter or on the date of his letter, indicating the nature of such event and the action which the Lessee proposes to take with respect thereto;

                 (iii) Lease Events of Default; Amortization Events. Promptly after becoming aware thereof, (a) notice of the occurrence of any Potential Lease Event of Default or Lease Event of Default, together with a written statement of an Authorized Officer of the Lessee describing such event and the action that the Lessee proposes to take with respect thereto, and (b) notice of any Potential Amortization Event or Amortization Event;

                 (iv) Monthly Vehicle Statements. In the case of the Master Collateral Agent, on or before each Determination Date, a monthly vehicle statement (each, a "Monthly Vehicle Statement") in a form acceptable to the Lessor, which shall specify (i) the last eight digits of the VIN for each Vehicle leased hereunder during the Related Month by the Lessee, (ii) whether such Vehicle is leased under Annex A or Annex B hereto, (iii) the Capitalized Cost for each such Vehicle and (iv) the aggregate Net Book Value of such Vehicles as of the end of the Related Month;

                 (v) Daily Reports. In the case of the Master Collateral Agent, within one Business Day after a request for any Daily Report (as defined below) is made by the Master Collateral Agent, a copy of such Daily Report. On each Business Day commencing on the Lease Commencement Date, the Servicer shall prepare and maintain at its office a record (each, a "Daily Report") setting forth the aggregate of the amounts deposited in the NFC Collection Account on the immediately preceding Business Day, which shall consist of: (A) the aggregate amount of payments received from Manufacturers and/or auction dealers under Repurchase Programs related to the Vehicles and deposited in the NFC Collection Account (or as otherwise directed by the NFC Collateral Agent pursuant to the NFC Collateral Agreement) from the Master Collateral

         Account or otherwise, plus (B) the aggregate amount of proceeds received from third parties (other than Manufacturers and auction dealers) with respect to the sale of Vehicles and deposited in the NFC Collection Account (or as otherwise directed by the NFC Collateral Agent pursuant to the NFC Collateral Agreement) from the Master Collateral Account or otherwise, plus (C) the aggregate amount of other Collections deposited in the NFC Collection Account (or as otherwise directed by the NFC Collateral Agent pursuant to the NFC Collateral Agreement);

                 (vi) Monthly Certificate. On or before each Determination Date, an Officer's Certificate of the Servicer substantially in the form of Exhibit A (each, a "Monthly Certificate") setting forth, inter alia, the following information (which, in the cases of clauses (c), (d) and (e) below, will be expressed as a dollar amount per $1,000 of the original principal amount of the Notes and as a percentage of the outstanding principal balance of the Notes as of such date): (a) the aggregate amount of payments received from the Manufacturers and/or auction dealers under Repurchase Programs and the aggregate amount of payments received from third parties (other than Manufacturers and auction dealers) with respect to the sale of Vehicles and deposited in the NFC Collection Account (or as otherwise directed by the NFC Collateral Agent pursuant to the NFC Collateral Agreement) from the Master Collateral Account or otherwise and the aggregate amount of other Collections deposited in the NFC Collection Account (or as otherwise directed by the NFC Collateral Agent pursuant to the NFC Collateral Agreement) for the Related Month with respect to such Determination Date; (b) the Invested Percentage on the last day of the Related Month of the Series 1996-2 Note and, if any, each other Series of Shared Collateral Series Notes and each class of each Series of Shared Collateral Series Note; (c) for the Series 1996-2 Note and, if any, each other Series of Shared Collateral Series Notes and each class of each Series of Shared Collateral Series Notes, the total amount to be distributed to Noteholders on the next succeeding Distribution Date; (d) for the Series 1996-2 Note and, if any, each other Series of Shared Collateral Series Note and each class of each Series of Shared Collateral Series Notes, the amount of such distribution allocable to principal on the Notes; (e) for the Series 1996-2 Note and, if any, each other Series of Shared Collateral Series Notes and each class of each Series of Shared Collateral Series Notes, the amount of such distribution allocable to interest on the Notes;
         (f) for the Series 1996-2 Note and, if any, each other Series of Shared Collateral Series Notes and each class of each Series of Shared Collateral Series Notes, the amount of Enhancement used or drawn in connection with the distribution to Noteholders of such Series or class on the next succeeding Distribution Date, together with the aggregate amount of remaining Enhancement not theretofore used or drawn; (g) for the Series 1996-2 Note and, if any, each other Series of Shared Collateral Series Notes, the Series Monthly Servicing Fee for the next succeeding Payment Date; (h) for each other Series, if any, of Shared Collateral Series Notes and each class of each Series of Shared Collateral Series Notes, the existing Carryover Controlled Amortization Amount, if any; (i) the Pool Factor with respect to such Related Month for the Series 1996-2 Note and, if any, each other Series of Shared Collateral Series Notes and each class of each Series of Shared Collateral Series Notes; (j) a list of all Acquired Vehicles and Financed Vehicles leased hereunder at the close of business on the last day of the Related Month; (k) the Aggregate Asset Amount and the amount of the Asset Amount Deficiency, if any, at the close of business on the last day of the Related Month;
         (l) if Enhancement is provided for any other Series, if any, of Shared Collateral Series Notes or any class of a Series of Shared Collateral Series Notes by means of overcollateralization, the amount of recoveries and losses for the Related Month, whether an Enhancement Deficiency exists with respect to such Series or class and the amount thereof, or the amount available for such overcollateralization; and
         (m) whether, to the knowledge of the Servicer, any Lien exists on any of the Master Collateral, Collateral or Assigned Collateral (other than Liens granted pursuant to the Indenture and the other Related Documents or permitted thereunder) which is reasonable likely to have a Material Adverse Effect;

                 (vii) Manufacturers. Promptly after obtaining actual knowledge thereof, notice of any Manufacturer Default, Manufacturer Ineligibility Event or termination or replacement of a Repurchase Program;

                 (viii) Litigation. Promptly after becoming aware thereof, notice of any claims, litigation, arbitration, governmental investigation or proceeding or inquiry that is pending or, to the best of the Lessee's knowledge, threatened against the Lessee which is reasonably likely to have a Material Adverse Effect;

                 (ix) ERISA. Promptly after becoming aware thereof, notice of (x) the termination of any Pension Plan; (y) the failure to make a contribution to any Pension Plan maintained by the Lessee or any member of the Controlled Group sufficient to give rise to a Lien under
         Section 302(f)(1) of ERISA; and (z) the existence or occurrence of a condition, event or transaction with respect to any Pension Plan which could reasonably be expected to result in the incurrence by the Lessee or any member of the Controlled Group of liabilities, fines or penalties in an amount that is reasonably likely to have a Material Adverse Effect;

                 (x) Covenant Compliance. For each fiscal quarter of the Lessee, by the first date following the end of such fiscal quarter by which the Lessee is required to deliver the information described in item (i) or (ii), as applicable, above, an Officer's Certificate from a duly authorized financial officer of the Lessee certifying that the Lessee is in compliance with its covenants set forth in Sections 25.5 and 25.6 hereof with respect to the period ending on the last day of such fiscal quarter and specifying the method of calculation used in determining such compliance; and

                 (xi) Other. Promptly, from time to time, such other information, documents, or reports respecting the Vehicles or the other Master Collateral or the condition, financial or otherwise, or operations of the Lessee or the Servicer as the Lessor, the Master Collateral Agent, the Trustee or the NFC Collateral Agent may from time to time reasonably request in order to protect the interests of the Lessor, the Master Collateral

         Agent, the Trustee or the NFC Collateral Agent under or as contemplated by this Agreement or any other Related Document.

                 Section 24.8. Taxes and Liabilities. Pay when due all taxes, assessments and other material (determined on a consolidated basis) liabilities (including titling fees and registration fees payable with respect to Vehicles) except as contested in good faith and by appropriate proceedings with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP if and so long as forfeiture of any Vehicles or other Master Collateral will not result from the failure to pay any such taxes, assessments or other material liabilities during the period of any such contest.

                 Section 24.9. Business. Engage only in business in substantially the same or related fields as the business conducted on the date hereof and such other lines of business which, in the aggregate, do not constitute a material part of its operations.

                 Section 24.10. Maintenance of the Vehicles. (i) Maintain and cause to be maintained in good repair, working order, and condition all of the Vehicles in accordance with its ordinary business practices with respect to all other vehicles owned by it and will use its best efforts to maintain each such Vehicle as an eligible vehicle under the related Repurchase Program, except in each case to the extent that any such failure to comply with such requirements is not reasonably likely to, in the aggregate, materially adversely affect the interests of the Lessor, the Master Collateral Agent, the Trustee or the NFC Collateral Agent under this Agreement, the Master Collateral Agency Agreement, the Indenture and Series 1996-2 Supplement, or the NFC Collateral Agreement or the likelihood of the Lessee's payment of Liabilities; and (ii) perform all of its obligations as Servicer as set forth in the Master Collateral Agency Agreement.

                 Section 24.11. Maintenance of Separate Existence. (i) Maintain in place all policies and procedures, and take and continue to take all actions, described in the factual assumptions set forth in that certain opinion letter issued by Faegre & Benson LLP dated December 20, 1996 addressing the issue of substantive consolidation as it may relate to the Lessee and the Lessor (a copy of which opinion letter the Lessee hereby acknowledges it has received) and relating to it, and (ii) on a semi-annual basis, provide to the Rating Agencies, the Trustee, the Master Collateral Agent and the NFC Collateral Agent an Officer's Certificate certifying that it is in compliance with its obligations under this Section 24.11.

                 Section 24.12. Maintenance of Enhancement. Maintain the Series 1996-2 Fronting Letters of Credit or other Enhancement for the Series 1996-2 Note and, if any, other Shared Collateral Series Notes in a stated amount equal to or greater than the amount required by Moody's and S&P in order to maintain a rating of not less than A-1 by S&P and P-1 by Moody's on the Commercial Paper Notes.

                 Section 24.13. Repurchase Payments; Sales Proceeds. (i) Direct each Manufacturer to make all payments under the Repurchase Programs with respect to Vehicles leased under this Agreement directly to the Master Collateral Account (or as otherwise directed by the NFC Collateral Agent pursuant to the NFC Collateral Agreement); (ii) cause all payments by any other Persons (including payments contemplated by Section 12.2) with respect to any Master Collateral (other than the Master Collateral described in the proviso to this Section) to be made directly to the Master Collateral Account (or as otherwise directed by the NFC Collateral Agent pursuant to the NFC Collateral Agreement); (iii) in the case of any such payments with respect to any Master Collateral received directly by the Lessee, except as described in the proviso to this Section, by the second Business Day following its receipt thereof, deposit such payments into the Master Collateral Account (or as otherwise directed by the NFC Collateral Agent pursuant to the NFC Collateral Agreement); and (iv) within two Business Days of the Lessee's receipt thereof, deposit all amounts representing the proceeds from sales by auction dealers under a Guaranteed Depreciation Program and sales (including amounts paid to the Lessee by a Manufacturer as a result of the Lessee's sale of such Vehicle outside such Manufacturer's Repurchase Program) of Vehicles by the Lessee to third parties (other than under any related Repurchase Program) into the Master Collateral Account (or as otherwise directed by the NFC Collateral Agent pursuant to the NFC Collateral Agreement); provided, however, that insurance proceeds with respect to Vehicles will only be deposited into the Master Collateral Account if an Amortization Event or Potential Amortization Event shall have occurred and be continuing.

                 Section 24.14.  Certificates of Title; Verification of Titles.
(i) Take, or cause to be taken, such action as shall be necessary to submit all of the Certificates of Title to the appropriate state authority for notation of the Master Collateral Agent's lien thereon (it being understood and agreed that pursuant to the Master Collateral Agency Agreement, the original Certificates of Title relating to the Vehicles shall be held by the Servicer, in trust for the benefit of the Master Collateral Agent, the Trustee as assignee of the Lessor and the NFC Collateral Agent as assignee of the Series 1996-2 Noteholder, and the Certificates of Title shall be subject to all of the provisions of the Master Collateral Agency Agreement); (ii) no more than semi-annually, upon the request of any one (but not more than one) of the Lessor, the Trustee, the Master Collateral Agent or the NFC Collateral Agent, cause a title check of a representative or random sample of titles (such random sample to be compiled taking into account the multiple locations at which the Certificates of Title with respect to the Vehicles are held by the Servicer) by a Person acceptable to the NFC Collateral Agent on a reasonable number (but in no event less than 2%) of the Vehicles, including verification that the titles reflect the pledge to the Master Collateral Agent, and prepare a report of exceptions with the results of such title check and cause such report to be furnished to the Lessor, the Trustee, the Master Collateral Agent, the NFC Collateral Agent and the Rating Agencies (provided, however, if (x) any such title check reveals that 10% of such sample does not comply with the requirement that (1) the Master Collateral Agent be noted as the first lienholder on such titles or (2) the Lessor (or, in the case of Financed Vehicles, the Lessee) be listed as the registered owner on such titles or (y) a Potential Lease Event of Default or Lease Event of Default has occurred and is continuing, then upon the request of the Master Collateral Agent, the Lessor, the Trustee or the NFC Collateral Agent, the Lessee will cause additional title checks to be performed (at the Lessee's expense) on a reasonable number of the Vehicles); and (iii) at any time, upon the request of the Lessor, the Trustee, the Master Collateral Agent or the NFC Collateral Agent, cause (at the requesting party's expense) a title check in accordance with the above stated procedures to be performed on the Vehicles.

                 Section 24.15. Master Collateral Agency Agreement. Concurrently with each leasing of a Vehicle under this Agreement, indicate on its computer records that the Master Collateral Agent as assignee of the Lessor or the Lessee, as the case may be, is the holder of a Lien on such Vehicle for the benefit of the Trustee (and ultimately the NFC Collateral Agent) pursuant to the terms of the Master Collateral Agency Agreement. The Lessee shall not utilize selection procedures which it believes are adverse to the Lessor, the Trustee or the NFC Collateral Agent in selecting the Vehicles to be designated to NFLP and the Series 1996-2 Noteholder, respectively, as Financing Sources and the Trustee (for the benefit of the Series 1996-2 Noteholder) and the NFC Collateral Agent (for the benefit of the NFC Secured Parties), respectively, as Beneficiaries under the Master Collateral Agreement.

                 Section 24.16. Compliance with Laws. (i) Not violate any law, ordinance, rule, regulation or order of any Governmental Authority applicable to it or its property, which violation is reasonably likely to have a Material Adverse Effect, (ii) file in a timely manner all reports, documents and other materials required to be filed by it with any governmental bureau, agency or instrumentality, except where failure to make such filings is not reasonably likely to have a Material Adverse Effect and (iii) retain all records and documents required to be retained by it pursuant to any Requirement of Law, except where failure to retain such records is not reasonably likely to have a Material Adverse Effect.

                 Section 24.17. Delivery of Information. Provide the Lessor with any information or materials reasonably necessary for the Lessor to comply with its obligations under the Indenture or the Liquidity Agreement.

                 Section 24.18. Restrictions. Insure that at least 85% of all Vehicles leased hereunder will have been manufactured by GM and not more than 15% of all Vehicles leased hereunder will have been manufactured by Chrysler.

                 Section 24.19. Disclosure of Material Agreements. Provide to the Lessor, the Trustee, the Master Collateral Agent and the NFC Collateral Agent, promptly upon the execution or other adoption thereof by the Lessee, copies of all agreements, contracts, engagements or other types of arrangements (and any and all amendments, modifications and waivers related thereto) entered into by the Lessee with (a) any stockholder who (i) is part of a Controlling Person of the Lessee or (ii) has beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Lessee (or other securities convertible into such securities) representing 5% or more of (A) all securities of the Lessee or (B) the combined voting power of all securities of the Lessee entitled to vote in the election of directors or
(b) an Affiliate of any such stockholder referred to in clause (a) pursuant to which any such stockholder or Affiliate of such stockholder may receive consideration in excess of $500,000.

                 Section 24.20. Cash Audit. Cause an annual retroactive cash analysis to be performed by nationally recognized independent auditors with respect to at least twenty-five Vehicles (each such twenty-five Vehicles to be a random sample compiled taking into account the multiple locations of the Lessee at which Vehicles are located) sold in each month during such annual period outside of any Repurchase Program, verifying that proceeds from such sales have been deposited into the Master Collateral Account (or as otherwise directed by the NFC Collateral Agent pursuant to the NFC Collateral Agreement), by the second Business Day following the receipt of such funds, and shall cause such auditors to prepare a report of exceptions to be delivered to the Master Collateral Agent, the Lessor, the Trustee, the NFC Collateral Agent and the Rating Agencies.

                 Section 24.21. Deliveries; Further Assurances. At its sole expense, (i) immediately deliver or cause to be delivered to the Lessor (or the Master Collateral Agent on the Lessor's behalf), in due form for transfer (i.e., endorsed in blank), all securities, chattel paper, instruments and documents, if any, at any time representing all or any of the Master Collateral with respect to which the Trustee (for the benefit of the Series 1996-2 Noteholder) and the NFC Collateral Agent (for the benefit of the NFC Secured Parties), respectively, are designated as the Beneficiaries (it being understood that the Certificates of Title shall be held by the Servicer or the Master Collateral Agent, as the case may be, pursuant to the provisions of the Master Collateral Agency Agreement), and (ii) execute and deliver, or cause to be executed and delivered, to the Lessor or the Master Collateral Agent, as the case may be, in due form for filing or recording (and pay the cost of filing or recording the same in all public offices reasonably deemed necessary or advisable by the Lessor, the Master Collateral Agent, the Trustee or the NFC Collateral Agent, as the case may be), such assignments, security agreements, mortgages, consents, waivers, financing statements, and other documents, and do such other acts and things, all as may from time to time be reasonably necessary or desirable to establish and maintain to the satisfaction of the Lessor, the Master Collateral Agent, the Trustee and the NFC Collateral Agent a valid perfected first-priority Lien on and security interest in all of the Master Collateral with respect to which the Trustee (for the benefit of the Series 1996-2 Noteholder) and the NFC Collateral Agent (for the benefit of the NFC Secured Parties), respectively, are designated as the Beneficiaries now or hereafter existing or acquired.

                 Section 24.22.  Additional Actions.  In its capacity as
Servicer:

                 (a) instruct the Trustee or the Paying Agent, as applicable, to make withdrawals and payments from the NFC Collection Account, as contemplated in the Indenture;

                 (b) at the request of the Trustee as required or permitted upon or after the occurrence of certain events specified in the Indenture and, to the extent permitted under and in compliance with applicable laws and regulations, execute and deliver, for the benefit of the Series 1996-2 Noteholder under the Indenture, any and all instruments necessary or appropriate to commence or maintain enforcement proceedings with respect to Repurchase Programs or any Enhancement;

                 (c) make any filings, reports, notices, applications, or registrations with, and to seek any consents or authorizations from the Securities and Exchange Commission and any state securities laws authority on behalf of the Lessor as may be necessary to comply with any Federal or state securities laws or reporting requirements or laws;

                 (d) upon the occurrence of a Series 1996-2 Lease Payment Deficit, deliver to the Trustee a notice in the form attached hereto as Exhibit B; and

                 (e) perform such other functions and take such other actions as it is designated to perform or take pursuant to the terms and conditions of any Related Document.

                 SECTION 25. CERTAIN NEGATIVE COVENANTS. Until the expiration or termination of this Agreement and thereafter until the Liabilities are paid in full, the Lessee agrees that, unless at any time the Lessor, the Master Collateral Agent, the Trustee, the NFC Collateral Agent and, so long as it is an A Support Credit Enhancer, GM shall otherwise expressly consent in writing, it will not:

                 Section 25.1. Mergers, Consolidations. Be a party to any merger or consolidation, other than a merger or consolidation of any Affiliate of the Lessee into or with the Lessee (provided that the Lessee is the surviving corporation).

                 Section 25.2. Regulations G, T, U and X. Use or permit any amounts funded by the Lessor pursuant to the Financing Lease to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying margin stock" within the meaning of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, as amended from time to time.

                 Section 25.3. Liens. Create or permit to exist any Lien with respect to any Master Collateral with respect to which the Trustee (for the benefit of the Series 1996-2 Noteholder) and the NFC Collateral Agent (for the benefit of the NFC Secured Parties), respectively, are designated as the Beneficiaries, whether now or hereafter existing or acquired, except Permitted Liens.

                 Section 25.4. Use of Vehicles. Use or contractually permit any Vehicles to be used in any manner (i) that would make such Vehicles ineligible for repurchase or auction under the related Eligible Repurchase Program, (ii) for any illegal purposes or (iii) that could subject any Vehicles to confiscation.

                 Section 25.5. Ratio of EBIT to Total Net Interest. Permit the ratio of EBIT to Total Net Interest for any period of four consecutive fiscal quarters to be less than the ratio of 1.2:1.

                 Section 25.6. Ratio of Cash Flow to Total Fixed Charges. Permit the ratio of Cash Flow to Total Fixed Charges for any period of four consecutive fiscal quarters to be less than the ratio of 1.0:1.

                 Section 25.7. Other Indebtedness. Create, assume, incur, suffer to exist or otherwise become or remain liable in respect of Indebtedness, other than (i) Indebtedness incurred to finance Vehicles for use in its daily rental operations, including, without limitation, any Indebtedness incurred by the Lessee under the Related Documents, (ii) Indebtedness with respect to letters of credit and surety bonds obtained for use in the ordinary course of the Lessee's business in connection with its insurance and airport requirements, (iii) Indebtedness under the Subordinated Promissory Note and the GM Note, (iv) Indebtedness, the terms of which are reasonably satisfactory to the Liquidity Agent, of up to $50 million owed to reinsurers of insurance policies issued in favor of the Lessee and (v) additional Indebtedness in an aggregate amount not in excess of $75 million at any one time outstanding.

                 Section 25.8. Restrictions on Distributions. (a) At any time during the 36-month period commencing with June 7, 1995, take or permit any of its Subsidiaries to take any of the following actions: (a) declare or pay any dividends (other than dividends payable solely in common stock of the Lessee or any such Subsidiary, as the case may be, or dividends payable by any direct or indirect Subsidiary directly or indirectly to the Lessee) or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or Cash to its stockholders as such (other than distributions by any Subsidiary to the Lessee), or subject to the last sentence of this Section, redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock, now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, and the Lessee will not permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of the Lessee or any other Subsidiary, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights, issued by such Person with respect to its capital stock) (all of the foregoing "Dividends") or (b) make any Distributions, except that during the 12-month period commencing on June 7, 1996, the Lessee may pay Dividends to its stockholders and make Distributions in an aggregate amount not to exceed 62% of the National Equity, and during the 12-month period commencing on June 7, 1997, the Lessee may pay Dividends to its stockholders and make Distributions in an aggregate amount not to exceed 100% of the National Equity less the aggregate amount of (A) all Dividends (regardless of whether such Dividends represent a return on or a return of the National Equity) previously paid to the stockholders and (B) all Distributions previously made.

                 (b) in addition to the foregoing limitations, in no event (whether during or after the 36-month period referred to in Section 25.8(a) above) declare or pay any Dividend or make any Distribution on any date (i) if a Lease Event of Default shall have occurred and be continuing or (ii) if the aggregate amount of (A) all Dividends (regardless of whether such Dividends represent a return on or a return of the National Equity) paid by the Lessee to its stockholders as of such date (including all Dividends paid prior to such date) and (B)

Distributions made by the Lessee and its Subsidiaries as of any such date (including all Distributions made prior to such date) would exceed the cumulative net income of the Lessee from June 7, 1995 to such date.

                 Notwithstanding Section 25.8(a) or (b), upon the death or the retirement or termination from employment with the Lessee of any stockholder of the Lessee, the Lessee may redeem, retire, purchase or otherwise acquire shares of any class of its capital stock owned by such stockholder immediately prior to his or her death, retirement or termination; provided, however, that, in any calendar year, the Lessee may not redeem, retire, purchase or otherwise acquire such shares with an aggregate value of more than that sum of (A) $500,000 and
(B) the aggregate amount of consideration received by the Lessee in connection with the resale of any capital stock of the Lessee so repurchased to employees or officers of the Lessee during such calendar year.

                 Section 25.9. Subordinated Promissory Note. Prepay prior to its original stated maturity the Subordinated Promissory Note until after all amounts due hereunder have been paid in full.

                 Section 25.10. Swaps. Incur any indebtedness or obligations under any swap, cap, collar or other derivative instrument without the prior written consent of the Trustee and the NFC Collateral Agent.

                 Section 25.11. Change of Location or Name. Change (a) the location of its principal place of business, chief executive office or its consolidated records concerning its business and financial affairs, or (b) its legal name or the name under or by which it conducts its business, in each case without first giving the Master Collateral Agent, the Trustee, the NFC Collateral Agent, the Rating Agencies and the Lessor at least 60 days' advance written notice thereof and having taken any and all action required to maintain and preserve the first priority perfected Lien of the Master Collateral Agent in the Master Collateral; provided, however, that notwithstanding the foregoing, the Lessee shall not change the location of its principal place of business, chief executive office or its consolidated records concerning its business and financial affairs to any place outside the United States of America.

                 SECTION 26.  SERVICING COMPENSATION.

                 Section 26.1. As compensation for its servicing activities hereunder and reimbursement for its expenses as set forth in Section 26.2, the Servicer shall be entitled to receive from the Lessor a monthly servicing fee (the "Monthly Servicing Fee"), payable in arrears on each Payment Date prior to the termination of this Lease, the Indenture and the Master Collateral Agency Agreement in an amount equal to the sum of the monthly servicing fees for all Series of Shared Collateral Series Notes. Except as otherwise specified in the related Supplement, the Monthly Servicing Fee for each Series of Shared Collateral Series Notes (each, a "Series Monthly Servicing Fee") on each Payment Date shall be equal to (i) the portion of the Supplemental Servicing Fee allocated to such Series of Shared Collateral Series Notes pursuant to the related Supplement, plus (ii) one-twelfth of the product of (A) the Servicing Fee Percentage for such Series and (B) the Invested Amount of such Series as of the preceding Payment Date (after giving effect to any payments of principal on such date). The Series Monthly Servicing Fee for each Series shall be paid to the Servicer pursuant to the procedures set forth in the applicable Supplement. The supplemental servicing fee (the "Supplemental Servicing Fee") for any period shall be equal to all Carrying Charges comprising payments due from the Servicer under Section 26.2 hereof.

                 Section 26.2. The Servicer's expenses include, and the Servicer agrees to pay, the amounts due to the Trustee pursuant to Section 10.5 of the Indenture, plus the reasonable fees and disbursements of independent accountants in connection with reports furnished pursuant to Sections 24.7(i) and (ii), plus all other fees, expenses and indemnities incurred by the Servicer or the Lessor in connection with the Servicer's activities hereunder or under the Related Documents. The Servicer, however, shall not be liable for any liabilities, costs or expenses of the Lessor, the Trustee or the Noteholders arising under any tax law, including without limitation any Federal, state or local income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith), except to the extent incurred as a result of the Servicer's violation of the provisions of this Lease or of the Related Documents; provided, however, the foregoing provisions of this sentence shall not affect the indemnification obligations of the Lessee under Section 15 of the Lease. In the event that the Servicer fails to pay any amount due to the Trustee pursuant to Section 10.5 of the Base Indenture, the Trustee will be entitled to receive such amounts due from the Monthly Servicing Fee prior to payment thereof to the Servicer.

                 SECTION 27. RELEASE OF COLLATERAL. The parties agree that pursuant to the provisions of this Section 27 and Sections 2.3 and 2.7 of the Master Collateral Agency Agreement, any and all Liens for the benefit of the Lessor (including the Lien of the Trustee as assignee of the Lessor, and of the NFC Collateral Agent as assignee of the Series 1996-2 Noteholder, and in each case as Beneficiary under the Master Collateral Agency Agreement) on the Vehicles and the Certificates of Title therefor shall be released or deemed to be released, as provided below. From and after the earliest of:

                 (a) in the case of a Vehicle subject to a Guaranteed Depreciation Program, the date of the sale of such Vehicle by an auction dealer to a third party, and in the case of any other Vehicle, the Turnback Date for such Vehicle; or

                 (b) receipt of the purchase price by the Servicer or the Lessee for a Vehicle sold in an ordinary course sale; or

                 (c) the payment in full of all obligations of the Servicer and the Lessee under this Agreement with respect to a Vehicle,

any and all Liens for the benefit of the Lessor (including the Lien of the Trustee as assignee of the Lessor, and of the NFC Collateral Agent as assignee of the Series 1996-2 Noteholder, and in each case as Beneficiary under the Master Collateral Agency Agreement) on such Vehicle and the Certificate of Title therefor shall be deemed to be released. The Lessor or the Servicer, acting as the agent of the Lessor, may direct the Lessee to sell any Vehicle during the Repurchase Period therefor in an ordinary course sale, provided that, if such sale is not made pursuant to the related Repurchase Program, it is made in accordance with the requirements of this Section 27. The Lessee agrees that for purposes of this Section 27 if an ordinary course sale occurs during the Repurchase Period with respect to a Vehicle, the Lessee shall only sell such Vehicle for a purchase price (including any amounts paid by the Manufacturer as an incentive for selling such Vehicle outside of the related Repurchase Program), net of all fees and expenses incurred in connection with such sale, equal to or greater than the Repurchase Price that it would have received under the related Purchase Program if it had turned back such Vehicle to the Manufacturer, net of all fees and expenses that would have been incurred in connection with such turn back less reasonably predictable Excess Mileage Charges, Excess Damage Charges, Missing Equipment Charges and other similar charges payable to the Lessee by such Manufacturer as a result of the Lessee's sale of such Vehicle. In addition, the Lessee agrees that ordinary course sales of Vehicles occurring during the Repurchase Period related to such Vehicles will be limited to a maximum number of Vehicles so sold of 10% per month of the number of Vehicles leased under this Agreement. The Lessor shall, and shall cause the Trustee, the NFC Collateral Agent and the Master Collateral Agent to, execute such documents and instruments as the Lessee may reasonably request (including a power of attorney of the Master Collateral Agent appointing the Lessee to act as the agent of the Master Collateral Agent in taking such actions as are required to evidence the release of the Lien of the Master Collateral Agent on Vehicles turned back or sold pursuant to the provisions of this Section 27, which power of attorney shall be revocable pursuant to Section 2.7(b) of the Master Collateral Agency Agreement).

                 SECTION 28. BANKRUPTCY PETITION AGAINST LESSOR. The Lessee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all Commercial Paper Notes Outstanding, all Series of Shared Collateral Series Notes and all other obligations of the Lessor and NFC under the Related Documents, it will not institute against, or join any other Person in instituting against, the Lessor or NFC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. In the event that the Lessee takes action in violation of this
Section 28, the Lessor agrees, for the benefit of the Shared Collateral Series Noteholders, that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by the Lessee against the Lessor or the commencement of such action and raise the defense that the Lessee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 28 shall survive the termination of this Agreement.

                 SECTION 29. FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT,

OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE TRUSTEE, THE LESSOR, THE NFC COLLATERAL AGENT OR THE LESSEE SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY VEHICLE, OTHER MASTER COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE LESSOR'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH VEHICLE, OTHER MASTER COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE LESSEE HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ALL FEDERAL AND STATE COURTS OF THE STATE OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE LESSEE FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE LESSEE AND THE LESSOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE LESSEE HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND ANY OTHER RELATED DOCUMENT TO WHICH IT IS A PARTY.

                 SECTION 30. GOVERNING LAW. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Lessee and all rights of the Lessor, the Master Collateral Agent, the Trustee, the NFC Collateral Agent or, so long as it is an A Support Credit Enhancer, GM expressed herein shall be in addition to and not in limitation of those provided by applicable law or in any other written instrument or agreement.

                 SECTION 31. JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT TO WHICH IT IS A PARTY, OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED TRANSACTION, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                 SECTION 32. NOTICES. All notices, amendments, waivers, consents and other communications provided to any party hereto under this Agreement shall be in writing and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted upon receipt of electronic confirmation of transmission. In each case, a copy of all notices, requests and other communications (other than any such notices, requests and other communications in the ordinary course of business) that are sent by any party or signatory hereunder shall be sent to the Trustee at the following address:

                          THE BANK OF NEW YORK
                          101 Barclay Street
                          Floor 12 East
                          New York, New York 10286
                          Attention: Corporate Trust Division
                          Telephone: (212) 815-5218
                          Facsimile: (212) 815-5999

and to the NFC Collateral Agent at the following address:

                          Until January 1, 1997:

                          CREDIT SUISSE
                          12 East 49th Street
                          New York, New York 10017
                          Attention: Asset Finance
                          Telephone: (212) 238-5370
                          Facsimile:  (212) 238-5332

                          From and after January 1, 1997:

                          CREDIT SUISSE FIRST BOSTON
                          11 Madison Avenue
                          New York, New York 10010
                          Attention:  Asset Finance
                          Telephone: (212) 325-9078
                          Facsimile:  (212) 325-6677

                 SECTION 33. HEADINGS. Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

                 SECTION 34. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Agreement.

                 SECTION 35. EFFECTIVENESS. This Agreement shall become effective on the Lease Commencement Date, subject to the satisfaction of the following conditions:

                 (i) The prior or concurrent delivery by the Lessee to the Lessor, the Master Collateral Agent, the Trustee, the Liquidity Agent and the NFC Collateral Agent of each of the following documents (in form and substance satisfactory to the Lessor, the Master Collateral Agent, the Trustee, the Liquidity Agent and the NFC Collateral Agent:

                 (a) Resolutions. Copies of resolutions of the Board of Directors of the Lessee authorizing or ratifying the execution, delivery and performance of this Agreement and the other Related Documents to which it is party and those other documents and matters required of it, in its capacity as Lessee or as Servicer or otherwise, with respect to this Agreement and such other Related Documents, duly certified by the Secretary or Assistant Secretary of the Lessee;

                 (b) Consents, etc. Certified copies of all documents evidencing any necessary corporate action, consents and governmental approvals (if any) with respect to this Agreement and the other Related Documents to which the Lessee is party;

                 (c) Incumbency and Signatures. A certificate of the Secretary or an Assistant Secretary of the Lessee certifying the names of the individual or individuals authorized to sign this Agreement and the other Related Documents to which it is party, together with a sample of the true signature of each such individual (the Lessor, the Master Collateral Agent, the Trustee, the Liquidity Agent and the NFC Collateral Agent may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein);

                 (d) Opinions of Counsel. The favorable opinions of Faegre & Benson LLP, counsel for the Lessee, Kaye, Scholer, Fierman, Hays & Handler LLP, special New York counsel for the Lessee, and Wesley C. Fredenburg, Esquire, the General Counsel of the Lessee, respectively, in each case addressed to the Lessor, the Trustee, the NFC Collateral Agent, the Master Collateral Agent, the Series 1996-2 Fronting Credit Enhancers, the Series 1996-2 Support Credit Enhancers, the Liquidity Agent, the Depositary, the Placement Agents, the Dealers and the Rating Agencies and satisfactory in form and substance to the addressees thereof;

                 (e) Good Standing Certificates. Certificates of good standing for the Lessee in the jurisdiction of its organization and the jurisdiction of its principal place of business;

                 (f) Search Reports. A written search report from a Person satisfactory to the Lessor, the Master Collateral Agent, the Trustee, the Liquidity Agent and the NFC Collateral Agent listing all effective financing statements that name the Lessee as debtor or assignor and that are filed in the jurisdictions in which filings were made pursuant to subsection (h) below, together with copies of such financing statements, and tax and judgment lien search reports from a Person satisfactory to the Lessor, the Master Collateral Agent, the Trustee, the Liquidity Agent and the NFC Collateral Agent showing no evidence of such liens filed against the Lessee (other than in connection with any Related Documents);

                 (g) Financing Statements. Executed, proper financing statements on Form UCC-1, (i) naming the Lessee as debtor and the Master Collateral Agent as secured party, or other, similar instruments or documents, as may be necessary or, in the reasonable opinion of the Lessor, the Master Collateral Agent, the Trustee, the Liquidity Agent or the NFC Collateral Agent, desirable under the UCC of all applicable jurisdictions to perfect the Master Collateral Agent's interest in the Master Collateral with respect to which the Trustee (for the benefit of the Series 1996-2 Noteholder) and the NFC Collateral Agent (for the benefit of the NFC Secured Parties), respectively, are designated as the Beneficiaries and (ii) naming the Lessee as debtor, the Lessor as secured party and the Master Collateral Agent as assignee, as may be necessary or desirable under the UCC of all applicable jurisdictions to perfect the precautionary security interest of the Lessor hereunder and the assignment of the same to the Master Collateral Agent;

                 (h) Series 1996-2 Supplement. An executed copy of the Series 1996-2 Supplement;

                 (i) Indenture. An executed copy of a supplement and amendment to the Indenture substantially in the form of Exhibit ACrompton & Knowles to the Second Amendment to Liquidity Agreement referred to below;

                 (j) Master Collateral Agency Agreement. An executed copy of a supplement and amendment to the Master Collateral Agency Agreement substantially in the form of Exhibit B to the Second Amendment to Liquidity Agreement referred to below;

                 (k) Assignment Agreement. An executed copy of the Assignment Agreement of each Manufacturer;

                 (l) Certified Copy of Repurchase Program. A copy of each Repurchase Program relating to Vehicles which will be leased hereunder and an Officer's Certificate, dated as of the Series 1996-2 Closing Date, and duly executed by an Authorized Officer of the Lessee, certifying that each such copy is true, correct and complete as of the Series 1996-2 Closing Date; and

                 (m) Other. Such other documents as the Master Collateral Agent, the Trustee, the Lessor, the Liquidity Agent or the NFC Collateral Agent may reasonably request;

                 (ii) All conditions to the effectiveness of the Supplement and Amendment to Base Indenture, dated as of December 20, 1996, shall have been satisfied in all respects;

                 (iii) All conditions to the effectiveness of the Series 1996-2 Supplement and the issuance of the Series 1996-2 Notes thereunder shall have been satisfied in all respects; and

                 (iv) All conditions to the effectiveness of the Second Amendment to Liquidity Agreement dated as of December 20, 1996, attached hereto as Exhibit C, shall have been satisfied in all respects.

 IN WITNESS WHEREOF, the parties have executed this Agreement or caused it to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        LESSEE AND SERVICER:
                                        --------------------

                                    NATIONAL CAR RENTAL SYSTEM, INC.

                                    By:   /s/ Ed Zinter
                                        ----------------------------------------
                                        Name: E.A. Zinter
                                        Title: EVP

                                    Address:  7700 France Avenue South
                                              Minneapolis, Minnesota 55435

                                    Facsimile: (612) 893-6139
                                    Telephone: (612) 830-2121


                                        LESSOR:
                                        -------

                                    NATIONAL CAR RENTAL FINANCING
                                     LIMITED PARTNERSHIP

                                    By: NATIONAL CAR RENTAL FINANCING
                                         CORPORATION,
                                         its General Partner


                                    By:   /s/ M.J. Becker
                                        ----------------------------------------
                                        Name: M.J. Becker
                                        Title: Asst. Secretary and Treasurer

                                    Address: 7700 France Avenue South
                                             Minneapolis, Minnesota 55435

                                    Facsimile: (612) 893-6143
                                    Telephone: (612) 830-2133

Acknowledged by:

MASTER COLLATERAL AGENT:
------------------------

 CITIBANK, N.A.

By: /s/ Annette Marsula
   --------------------------------
 Name: Annette Marsula
 Title: Senior Trust Officer


Address: 120 Wall Street, 13th Floor
         New York, New York 10043

Attention: Annette Marsula
Telephone: 212-412-6249
Facsimile: 212-480-1615